                                                                    EXHIBIT 10.8

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 28, 2000

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS,

                           ANTARES CAPITAL CORPORATION

                                  AS A CO-AGENT

                                       and

                              BANK OF AMERICA, N.A.

                   AS A CO-AGENT AND THE ADMINISTRATIVE AGENT

                                       and

                               PACKAGED ICE, INC.

                                 AS THE BORROWER

                                TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I. LOANS AND LETTERS OF CREDIT................................................1

   1.1      TOTAL FACILITY............................................................1
            --------------
   1.2      REVOLVING LOANS...........................................................1
   1.3      TERM LOANS................................................................4
            -----------
   1.4      LETTERS OF CREDIT.........................................................6
            ------------------
   1.5      BANK PRODUCTS............................................................10
            -------------
   1.6      LOAN ACCOUNT.............................................................10
            ------------
   1.7      INTEREST.................................................................10
            ---------
   1.8      CONTINUATION AND CONVERSION ELECTIONS....................................11
            -------------------------------------
   1.9      MAXIMUM INTEREST RATE....................................................12
            ---------------------
   1.10     CLOSING FEE..............................................................13
            -----------
   1.11     UNUSED LINE FEE..........................................................13
            ---------------
   1.12     LETTER OF CREDIT FEE.....................................................13
            --------------------
   1.13     REPAYMENT OF REVOLVING LOANS.............................................13
            ----------------------------
   1.14     TERMINATION OF FACILITY..................................................14
            -----------------------
   1.15     REPAYMENT OF THE TERM LOANS..............................................15
            ---------------------------
   1.16     PREPAYMENTS OF THE LOANS.................................................15
            ------------------------
   1.17     LIBOR RATE LOAN PREPAYMENTS..............................................18
            ---------------------------
   1.18     PAYMENTS BY THE BORROWER.................................................18
            ------------------------
   1.19     PAYMENTS AS REVOLVING LOANS..............................................19
            ---------------------------
   1.20     APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS......................19
            ---------------------------------------------------
   1.21     INDEMNITY FOR RETURNED PAYMENTS..........................................20
            -------------------------------
   1.22     AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS...............20
            ----------------------------------------------------------

ARTICLE II. - CONDITIONS PRECEDENT...................................................20

   2.1      CONDITIONS OF INITIAL LOANS..............................................20
            ---------------------------
   2.2      CONDITIONS TO ALL BORROWINGS.............................................24
            ----------------------------

ARTICLE III. - REPRESENTATIONS AND WARRANTIES........................................25

   3.1      CORPORATE EXISTENCE AND POWER............................................25
            -----------------------------
   3.2      CORPORATE AUTHORIZATION; NO CONTRAVENTION................................25
            -----------------------------------------
   3.3      GOVERNMENTAL AUTHORIZATION...............................................26
            --------------------------
   3.4      BINDING EFFECT...........................................................26
            --------------
   3.5      LITIGATION...............................................................26
            ----------
   3.6      NO DEFAULT...............................................................27
            ----------
   3.7      ERISA COMPLIANCE.........................................................27
            ----------------
   3.8      USE OF PROCEEDS; MARGIN REGULATIONS......................................27
            -----------------------------------
   3.9      TITLE TO PROPERTIES......................................................28
            -------------------
   3.10     TAXES....................................................................28
            -----
   3.11     FINANCIAL CONDITION AND PROJECTIONS......................................28
            -----------------------------------
   3.12     ENVIRONMENTAL MATTERS....................................................29
            ---------------------
   3.13     COLLATERAL DOCUMENTS.....................................................29
            --------------------
   3.14     REGULATED ENTITIES.......................................................29
            ------------------
   3.15     SOLVENCY.................................................................29
            --------
   3.16     LABOR RELATIONS..........................................................29
            ---------------
   3.17     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC........................30
            -------------------------------------------------
   3.18     SUBSIDIARIES.............................................................30
            ------------
   3.19     BROKERS' FEES; TRANSACTION FEES..........................................30
            -------------------------------
   3.20     INSURANCE................................................................30
            ---------
   3.21     FULL DISCLOSURE..........................................................30
            ---------------


                                      (i)

   3.22     FEIN.....................................................................31
            ----
   3.23     VALIDITY AND PRIORITY OF SECURITY INTEREST...............................31
            ------------------------------------------
   3.24     MATERIAL AGREEMENTS......................................................31
            -------------------
   3.25     BANK ACCOUNTS............................................................31
            -------------
   3.26     SENIOR NOTES.............................................................31
            ------------

ARTICLE IV. - AFFIRMATIVE COVENANTS..................................................31

   4.1      FINANCIAL STATEMENTS.....................................................31
            --------------------
   4.2      CERTIFICATES; BORROWING BASE CERTIFICATES; OTHER INFORMATION.............32
            ------------------------------------------------------------
   4.3      NOTICES..................................................................34
            -------
   4.4      PRESERVATION OF CORPORATE EXISTENCE, ETC.................................36
            ----------------------------------------
   4.5      MAINTENANCE OF PROPERTY..................................................36
            -----------------------
   4.6      INSURANCE................................................................36
            ---------
   4.7      PAYMENT OF OBLIGATIONS...................................................37
            ----------------------
   4.8      COMPLIANCE WITH LAWS.....................................................38
            --------------------
   4.9      INSPECTION OF PROPERTY AND BOOKS AND RECORDS.............................38
            --------------------------------------------
   4.10     USE OF PROCEEDS..........................................................39
            ---------------
   4.11     SOLVENCY.................................................................39
            --------
   4.12     FURTHER ASSURANCES.......................................................39
            ------------------
   4.13     ACCOUNTS, EQUIPMENT AND INVENTORY........................................40
            ---------------------------------
   4.14     ENVIRONMENTAL LAWS.......................................................42
            ------------------
   4.15     BANK ACCOUNTS............................................................43
            -------------
   4.16     MINIMUM BORROWING BASE AVAILABILITY......................................43
            -----------------------------------
   4.17     LANDLORD SUBORDINATION AGREEMENTS........................................43
            ---------------------------------
   4.18     ACCESS AGREEMENTS........................................................43
            -----------------
   4.19     HEDGE AGREEMENTS.........................................................44
            ----------------
   4.20     APPRAISALS...............................................................44
            ----------

ARTICLE V. - NEGATIVE COVENANTS......................................................44

   5.1      LIMITATION ON LIENS......................................................44
            -------------------
   5.2      DISPOSITION OF ASSETS....................................................46
            ---------------------
   5.3      CONSOLIDATIONS AND MERGERS...............................................47
            --------------------------
   5.4      LOANS AND INVESTMENTS....................................................47
            ---------------------
   5.5      LIMITATION ON INDEBTEDNESS...............................................48
            --------------------------
   5.6      TRANSACTIONS WITH AFFILIATES.............................................49
            ----------------------------
   5.7      MANAGEMENT FEES AND COMPENSATION.........................................49
            --------------------------------
   5.8      USE OF PROCEEDS..........................................................49
            ---------------
   5.9      CONTINGENT OBLIGATIONS...................................................49
            ----------------------
   5.10     COMPLIANCE WITH ERISA....................................................50
            ---------------------
   5.11     RESTRICTED PAYMENTS......................................................50
            -------------------
   5.12     CHANGE IN BUSINESS.......................................................51
            ------------------
   5.13     CHANGE IN STRUCTURE......................................................51
            -------------------
   5.14     ACCOUNTING CHANGES.......................................................51
            ------------------
   5.15     AMENDMENTS TO INDENTURE..................................................51
            -----------------------
   5.16     ACQUISITIONS.............................................................52
            ------------
   5.17     SALE AND LEASEBACK TRANSACTIONS..........................................53
            -------------------------------
   5.18     NEW SUBSIDIARIES.........................................................54
            ----------------

ARTICLE VI. - FINANCIAL COVENANTS....................................................54

   6.1      CAPITAL EXPENDITURES.....................................................54
            --------------------
   6.2      FUNDED DEBT TO EBITDA RATIO..............................................54
            ---------------------------
   6.3      FIXED CHARGE COVERAGE RATIO..............................................54
            ---------------------------

ARTICLE VII. -- EVENTS OF DEFAULT....................................................55

   7.1      EVENT OF DEFAULT.........................................................55
            ----------------


                                      (ii)

   7.2      REMEDIES.................................................................57
            --------
   7.3      RIGHTS NOT EXCLUSIVE.....................................................59
            --------------------
   7.4      CASH COLLATERAL FOR LETTERS OF CREDIT....................................59
            -------------------------------------

ARTICLE VIII. -- THE AGENT...........................................................59

   8.1      APPOINTMENT AND AUTHORIZATION............................................59
            -----------------------------
   8.2      DELEGATION OF DUTIES.....................................................60
            --------------------
   8.3      LIABILITY OF AGENT.......................................................60
            ------------------
   8.4      RELIANCE BY AGENT........................................................60
            -----------------
   8.5      NOTICE OF DEFAULT........................................................61
            -----------------
   8.6      CREDIT DECISION..........................................................61
            ---------------
   8.7      INDEMNIFICATION..........................................................61
            ---------------
   8.8      AGENT IN INDIVIDUAL CAPACITY.............................................63
            ----------------------------
   8.9      SUCCESSOR AGENT..........................................................63
            ---------------
   8.10     COLLATERAL MATTERS.......................................................63
            ------------------
   8.11     RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS..................65
            -------------------------------------------------------
   8.12     AGENCY FOR PERFECTION....................................................65
            ---------------------
   8.13     PAYMENTS BY AGENT TO LENDERS.............................................65
            ----------------------------
   8.14     SETTLEMENT...............................................................66
            ----------
   8.15     LETTERS OF CREDIT; INTRA-LENDER ISSUES...................................69
            --------------------------------------
   8.16     CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS.................71
            --------------------------------------------------------
   8.17     FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS...............71
            ----------------------------------------------------------
   8.18     RELATION AMONG LENDERS...................................................72
            ----------------------
   8.19     CO-AGENTS................................................................72
            ---------

ARTICLE IX. -- MISCELLANEOUS.........................................................72

   9.1      AMENDMENTS AND WAIVERS...................................................72
            ----------------------
   9.2      NOTICES..................................................................73
            -------
   9.3      NO WAIVER; CUMULATIVE REMEDIES...........................................74
            ------------------------------
   9.4      COSTS AND EXPENSES.......................................................74
            ------------------
   9.5      INDEMNITY................................................................74
            ---------
   9.6      MARSHALING; PAYMENTS SET ASIDE...........................................76
            ------------------------------
   9.7      SUCCESSORS AND ASSIGNS...................................................76
            ----------------------
   9.8      ASSIGNMENTS, PARTICIPATIONS, ETC.........................................77
            --------------------------------
   9.9      CONFIDENTIALITY..........................................................78
            ---------------
   9.10     SET-OFF..................................................................78
            -------
   9.11     NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC..........................80
            -----------------------------------------------
   9.12     COUNTERPARTS.............................................................80
            ------------
   9.13     SEVERABILITY.............................................................80
            ------------
   9.14     CAPTIONS.................................................................80
            --------
   9.15     INDEPENDENCE OF PROVISIONS...............................................80
            --------------------------
   9.16     INTERPRETATION...........................................................80
            --------------
   9.17     NO THIRD PARTIES BENEFITED...............................................81
            --------------------------
   9.18     GOVERNING LAW AND JURISDICTION...........................................81
            ------------------------------
   9.19     WAIVER OF JURY TRIAL.....................................................82
            --------------------
   9.20     ENTIRE AGREEMENT; RELEASE................................................82
            -------------------------
   9.21     RESTATEMENT OF ORIGINAL CREDIT AGREEMENT.................................82
            ----------------------------------------
   9.22     TERM AND TERMINATION.....................................................83
            --------------------

ARTICLE X. -- TAXES, YIELD PROTECTION AND ILLEGALITY.................................83

   10.1     TAXES....................................................................83
            -----
   10.2     ILLEGALITY...............................................................85
            ----------
   10.3     INCREASED COSTS AND REDUCTION OF RETURN..................................86
            ---------------------------------------
   10.4     FUNDING LOSSES...........................................................87
            --------------
   10.5     INABILITY TO DETERMINE RATES.............................................87
            ----------------------------


                                      (iii)

   10.6     RESERVES ON LIBOR RATE LOANS.............................................88
            ----------------------------
   10.7     CERTIFICATES OF LENDERS..................................................88
            -----------------------
   10.8     SURVIVAL.................................................................88
            --------
   10.9     REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS......................88
            ---------------------------------------------------

ARTICLE XI. -- DEFINITIONS...........................................................88

   11.1     DEFINED TERMS............................................................88
            -------------
   11.2     OTHER INTERPRETIVE PROVISIONS...........................................112
            -----------------------------
   11.3     ACCOUNTING PRINCIPLES...................................................112
            ---------------------


                                      (iv)

SCHEDULES

Schedule 1.2                         Commitments
Schedule 2.1                         Material Owned Real Estate
Schedule 3.2                         Capitalization
Schedule 3.5                         Litigation
Schedule 3.7                         ERISA
Schedule 3.9                         Owned Real Estate
Schedule 3.17                        Intellectual Property
Schedule 3.22                        FEIN
Schedule 3.24                        Material Agreements
Schedule 3.25                        Bank Accounts
Schedule 4.17                        Landlord Subordination Agreement Locations
Schedule 5.1                         Liens
Schedule 5.4                         Investments
Schedule 5.5                         Indebtedness
Schedule 5.9                         Contingent Obligations


EXHIBITS

Exhibit A-1                          Real Estate Term Note
Exhibit A-2                          Equipment Term Note
Exhibit B                            Borrowing Base Certificate
Exhibit C                            Financial Statements
Exhibit D                            Notice of Borrowing
Exhibit E                            Notice of Continuation/Conversion
Exhibit F                            Compliance Certificate


                                      (v)

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of November 28, 2000, (this "AGREEMENT") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), Antares Capital Corporation with an office at 311 West Wacker Drive, Suite 6400, Chicago, IL 60606, as a co-agent, Bank of America, N.A. with an office at 901 Main Street, 6th Floor, Dallas, Texas 75202-3714, as a co-agent and as administrative agent for the Lenders (in its capacity as administrative agent, the "AGENT"), and Packaged Ice, Inc., a Texas corporation, with offices at 8572 Katy Freeway, Suite 101, Houston, Texas 77024 (the "BORROWER").

                              W I T N E S S E T H:

         WHEREAS, Borrower is a party to that certain Credit Agreement (as amended to the date hereof, "ORIGINAL CREDIT AGREEMENT") dated as of April 30, 1998, among Borrower, Antares Capital Corporation f/k/a Antares Leveraged Capital Corp., as agent ("OLD AGENT"), and the lenders party thereto ("OLD LENDERS");

         WHEREAS, Old Agent has resigned in its capacity as agent, and Agent has been appointed agent, under the Original Credit Agreement;

         WHEREAS, the Old Lenders have assigned some or all of their Loans (as defined under the Original Credit Agreement) to the Lenders;

         WHEREAS, the Borrower, Agent and the Lenders desire to amend and restate the Original Credit Agreement to, among other things, increase the principal amount of the Loans;

         WHEREAS, Exhibits and Schedules attached hereto are incorporated herein by reference;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                   ARTICLE I.

                           LOANS AND LETTERS OF CREDIT

         1.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $88,000,000 (the "TOTAL FACILITY") to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein.

3         1.2      REVOLVING LOANS.

                  (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE II, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (together with each Agent Advance and Non-Ratable Loan, the "REVOLVING LOANS") to the Borrower in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 1.2(I). Each Lender is purchasing a portion of the Existing Revolving Loan and a portion of the Existing Acquisition Loan. A portion of the outstanding principal balance of the Existing Revolving Loan in the aggregate principal amount of $9,483,333.33 is hereby restated as a portion of the outstanding Revolving Loans hereunder.

                  (b)      PROCEDURE FOR BORROWING.

                           (1)      Each Borrowing of Revolving Loans shall be
made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("NOTICE OF BORROWING"), which must be received by the Agent (i) prior to 12:00 noon (Dallas, Texas time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 11:00 a.m. (Dallas, Texas time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (A)      the amount of the Borrowing, which
must equal or exceed $500,000 (and increments of $100,000 in excess of such amount);

                                    (B)      the requested Funding Date, which
must be a Business Day;

                                    (C)      whether the Revolving Loans
requested are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                                    (D)      the duration of the Interest Period
for LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                           (2)      In lieu of delivering a Notice of Borrowing,
the Borrower may give the Agent telephonic notice of such request by the required time for advances to the Designated Account. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                           (3)      The Borrower shall have no right to request
a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                  (c) RELIANCE UPON AUTHORITY. Prior to the Closing Date, the Borrower shall deliver to the Agent, a notice setting forth the account of the Borrower (the "DESIGNATED ACCOUNT") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

                  (d) NO LIABILITY. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in SECTIONS 1.2(B) and (C), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Revolving Loans as provided herein.

                  (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 1.2(B) must be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of SECTION 1.2(G) or the terms of SECTION 1.2(H) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 1.2(H), the terms of SECTION 1.2(G) shall apply to the requested Borrowing.

                  (g) MAKING OF REVOLVING LOANS. If Agent elects to have the terms of this SECTION 1.2(G) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof (which receipt shall be delivered no later than 11:30 a.m. (Dallas, Texas time)), the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (Dallas, Texas time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the account designated by the Borrower; PROVIDED, HOWEVER, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

                  (h)      MAKING OF NON-RATABLE LOANS.

                           (A)      If Agent elects, with the consent of the
Bank, to have the terms of this SECTION 1.2(H) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to Borrower's designated account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "NON-RATABLE LOAN", and such Revolving Loans are collectively referred to as the "NON-RATABLE LOANS." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in
ARTICLE II will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date. The Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE II have been satisfied or the requested Borrowing would exceed the Availability on that Funding Date applicable thereto prior to requesting the Bank to make a Non-Ratable Loan.

                           (B)      The Non-Ratable Loans shall be secured by
the Agent's Liens in the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  (i)      AGENT ADVANCES.

                           (A)      Subject to the limitations set forth below
and after providing notice to the Borrower (provided that Agent's failure to provide such notice shall not prevent Agent from making Base Rate Revolving Loans to the Borrower as set forth below), the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, after the occurrence of a Default or an Event of Default, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base (and which, when added to the Aggregate Revolver Outstandings, shall not exceed the Maximum Revolver Amount) which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in SECTION 9.4 (any of such advances are herein referred to as "AGENT ADVANCES"); PROVIDED, that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. The Agent shall promptly notify each Lender in writing of each Agent Advance.

                           (B)      The Agent Advances shall be secured by the
Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

         1.3      TERM LOANS.

                  (a) AMOUNTS OF TERM LOANS. Each Lender is purchasing a portion of the Existing Revolving Loan and a portion of the Existing Acquisition Loan and hereby agrees that the aggregate principal amount of $35,000,000 of such Loans is hereby restated as a real estate term loan (the "REAL ESTATE TERM LOAN") and the aggregate principal amount of $15,000,000 of such Loans is hereby restated as an equipment term loan (the "EQUIPMENT TERM LOAN") (each of the Real Estate Term Loan and the Equipment Term Loan being referred to as a "TERM LOAN" and such term loans being referred to collectively as the "TERM LOANS") on the Closing Date, upon the satisfaction of the conditions precedent set forth in ARTICLE II, in an amount equal to such Lender's Pro Rata Share of $35,000,000 with respect to the Real Estate Term Loan and $15,000,000 with respect to the Equipment Term Loan. LIBOR Rate Term Loans must equal or exceed $500,000 (and increments of $10,000 in excess of such amount).

                  (b) PURCHASE OF TERM LOANS. Upon satisfaction of the conditions precedent set forth in ARTICLE II, each Lender shall purchase from the Agent the amount of such Lender's Term Loans in same day funds, to Agent's designated account, not later than 3:00 p.m. (Dallas, Texas time) on the Closing Date. $49,958,333.33 of the outstanding principal balance of the Existing Acquisition Loan and $41,666.67 of the outstanding principal balance of the Existing Revolving Loan shall be restated as the Term Loans hereunder.

                  (c)      TERM NOTES.

                           (i) The Borrower shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of EXHIBIT A-1 attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to the assignment of any portion of any Lender's Real Estate Term Loan, being hereinafter referred to collectively as the "REAL ESTATE TERM Notes" and each of such promissory notes being hereinafter referred to individually as a "REAL ESTATE TERM NOTE"). The Real Estate Term Notes shall evidence each Lender's Real Estate Term Loan, in an original principal amount equal to that Lender's Pro Rata Share of $35,000,000 and with other appropriate insertions. Each Real Estate Term Note shall be dated the Closing Date and stated to amortize in eighty-four (84) monthly installments, commencing on January 1, 2001 and ending on the Termination Date. The final installment of principal shall be in an amount equal to each Lender's Pro Rata Share of the then remaining principal balance of the Real Estate Term Loans, and shall be payable on the Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Lender. The Real Estate Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Real Estate Term Loans may not be reborrowed.

                           (ii) The Borrower shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of EXHIBIT A-2 attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to the assignment of any portion of any Lender's Equipment Term Loan, being hereinafter referred to collectively as the "EQUIPMENT TERM NOTES" and each of such promissory notes being hereinafter referred to individually as an "EQUIPMENT TERM Note"). The Equipment Term Notes shall evidence each Lender's Equipment Term Loan, in an original principal amount equal to that Lender's Pro Rata Share of $15,000,000 and with other appropriate insertions. Each Equipment Term Note shall be dated the Closing Date and stated to amortize in sixty (60) monthly installments, commencing on July 1, 2001 and ending on the Termination Date. The final installment of principal shall be in an amount equal to each Lender's Pro Rata Share of the then remaining principal balance of the Equipment Term Loans, and shall be payable on the Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Lender. The Equipment Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Equipment Term Loans may not be reborrowed.

         1.4      LETTERS OF CREDIT.

                  (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit (each, a "LETTER OF CREDIT") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "CREDIT SUPPORT") from time to time during the term of this Agreement. All Existing Letters of Credit issued under the Original Credit Agreement shall constitute Letters of Credit hereunder.

                  (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal (except any such extension or renewal beyond the Termination Date) unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this SECTION 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

                  (c) OTHER CONDITIONS. In addition to conditions precedent contained in ARTICLE II, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                           (1)      The Borrower shall have delivered to the
Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may reasonably prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                           (2)      As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d)      ISSUANCE OF LETTERS OF CREDIT.

                           (1)      REQUEST FOR ISSUANCE. Borrower must notify
the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (2)      RESPONSIBILITIES OF THE AGENT; ISSUANCE. As
of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (3)      NO EXTENSIONS OR AMENDMENT. The Agent shall
not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION
1.4 are met as though a new Letter of Credit were being requested and issued.

                  (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f)      INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                           (1)      INDEMNIFICATION. In addition to amounts
payable as elsewhere provided in this SECTION 1.4 and subject to SECTION 9.5, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower's obligations under this Section shall survive payment of all other Obligations.

                           (2)      ASSUMPTION OF RISK BY THE BORROWER. As among
the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, in the absence of gross negligence or willful misconduct, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this
SECTION 1.4(F).

                           (3)      EXONERATION. Without limiting the foregoing,
no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

                           (4)      RIGHTS AGAINST LETTER OF CREDIT ISSUER.
Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                           (5)      INDEMNIFICATION BY LENDERS. To the extent
not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; PROVIDED that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

                           (6)      ACCOUNT PARTY. The Borrower hereby
authorizes and directs any Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (g) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 1.4(B), any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, cash or, at the Borrower's election, Cash Equivalents or a standby letter of credit (a "SUPPORTING LETTER OF CREDIT") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent, in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit or Credit Support shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.5 BANK PRODUCTS. The Borrower may request and the Bank may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Bank or any of the Lenders which arise from any indemnity given by the Bank to its Affiliates related to such Bank Products to the extent such indemnity is disclosed in writing to the Borrower at or prior to the time such Bank Product is provided to the Borrower; PROVIDED, HOWEVER, nothing contained herein is intended to limit the Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

         1.6 LOAN ACCOUNT. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Such books and records shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit.

         1.7      INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate PLUS the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i)      For all Base Rate Loans and other
         Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                           (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate PLUS the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year); provided that all Base Rate interest charges shall be computed on the basis of a year of 365 days and actual days elapsed in the event Agent reasonably determines that its operational systems permit such computations on a 365 day year and actual days elapsed. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Rate Interest Payment Date. All interest charges shall be computed as if collection has been received by Agent (i) one Business Day following actual receipt of such collection in the Master Payment Account if such receipt occurs prior to 2:00 noon (Dallas, Texas time) on the date of such receipt or (ii) two Business Days following actual receipt of such collection if such receipt occurs after 2:00 noon (Dallas, Texas time) on the date of such receipt. As of the Closing Date, all Loans which constituted Base Rate Loans or LIBOR Rate Loans under the Original Credit Agreement shall constitute Base Rate Loans hereunder.

                  (b) DEFAULT RATE. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto, but in no event in excess of the Maximum Rate.

         1.8      CONTINUATION AND CONVERSION ELECTIONS.

                  (a)      The Borrower may:

                           (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $500,000, or an integral multiple of $100,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or (a) in the case of Revolving Loans, that is in an integral multiple of $100,000 in excess thereof and (b) in the case of Term Loans, that is in an integral multiple of $10,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b)      The Borrower shall deliver a notice of
continuation/conversion ("NOTICE OF CONTINUATION/CONVERSION") to the Agent not later than 12:00 noon (Dallas, Texas time) at least three (3) Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Conversion Date or continuation date;

                           (ii)     the aggregate amount of Loans to be
         converted or renewed;

                           (iii) the type of Loans resulting from the proposed conversion or continuation; and

                           (iv) the duration of the requested Interest Period, PROVIDED, HOWEVER, the Borrower may not select an Interest Period that ends after the Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) There may not be more than 7 different LIBOR Rate Loans in effect hereunder at any time.

         1.9      MAXIMUM INTEREST RATE.

         (a) In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "MAXIMUM RATE"). If at any time the interest rate (the "CONTRACT RATE") for any Obligations shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

         (b) No provision of any Loan Document shall require or permit the payment or the collection of or contracting for or charging interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section 1.9 shall govern and prevail and neither the Borrower nor any surety, guarantor, successor or assign of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations (in the inverse order of maturity); and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         1.10 CLOSING FEE. The Borrower agrees to pay the Agent on the Closing Date a closing fee (the "CLOSING FEE") as set forth in the fee letter dated as of October 25, 2000, between the Agent and Borrower.

         1.11 UNUSED LINE FEE. On the first day of each month and on the Termination Date the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "UNUSED LINE FEE") equal to either (a) if Borrower's Funded Debt to EBITDA Ratio, determined at the end of each fiscal quarter for the twelve (12) month period then ended, is less than 4.0 to 1.0, .25% per annum or (b) in all other cases, .375% per annum, times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Aggregate Revolver Outstandings during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section. All adjustments to the Unused Line Fee after December 31, 2000 shall be implemented on a prospective basis, commencing on the third Business Day following the date of delivery to the Agent of quarterly unaudited or annual audited (as applicable) financial statements evidencing the need for an adjustment.

         1.12 LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "LETTER OF CREDIT FEE") equal to the face amount of each Letter of Credit multiplied by the Applicable Margin for LIBOR Rate Revolving Loans (available to Borrower at the time the Letter of Credit Fee is due) per annum, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         1.13 REPAYMENT OF REVOLVING LOANS. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and from time to time, without premium or penalty, and reborrow subject to the terms of this Agreement;

provided, however, that with respect to any LIBOR Rate Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent for account of the Lenders the amounts described in Section 10.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Borrowing Base.

         1.14 TERMINATION OF FACILITY. The Borrower may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment of the early termination fee set forth below, if any, (d) the payment in full in cash of all reimbursable expenses and other Obligations, and (e) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 10.4. Except for a refinancing or other debt, equity or structured financing by Borrower to or through the Bank or an Affiliate of the Bank (including any financing managed, led or placed, in whole or in part, by or through an Affiliate of the Bank), if this Agreement is terminated at any time prior to the second Anniversary Date, whether pursuant to this Section or otherwise, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

                      PERIOD DURING WHICH
                       EARLY TERMINATION                                          EARLY TERMINATION
                            OCCURS                                                       FEE
                      -------------------                                         -----------------
         On or prior to the first Anniversary Date                             0.50% of (a) $88,000,000
                                                                    LESS (b) the sum of (i) all Term Loan payments
                                                                   actually made through the date of determination
                                                                    under and pursuant to Section 1.3(c), (ii) all
                                                                      payments actually made through the date of
                                                                  determination under and pursuant to Section 1.16,
                                                                     and (iii) without duplication, all permanent
                                                                         reductions under Section 1.16(a)(ii)

         After the first Anniversary Date but on or                0.25% of (a) $88,000,000 LESS (b) the sum of (i)
         prior to the second Anniversary Date                      all Term Loan payments actually made through the
                                                                     date of determination under and pursuant to
                                                                   Section 1.3(c), (ii) all payments actually made
                                                                     through the date of determination under and
                                                                      pursuant to Section 1.16 and (iii) without
                                                                     duplication, all permanent reductions under
                                                                                 Section 1.16(a)(ii)

         1.15 REPAYMENT OF THE TERM LOANS. The Borrower agrees to repay the principal of the Term Loans to the Agent, for the account of the Lenders as set forth in Section 1.3.

         1.16     PREPAYMENTS OF THE LOANS.

                  (a) (i)    The Borrower may prepay the principal of the Term
Loans in whole or in part, at any time and from time to time, without premium or penalty (other than compensation under Sections 1.14 (if applicable) and 10.4 hereof), upon at least 5 Business Days' prior written notice to the Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the prepaid portion of the Term Loans to the date of prepayment. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans pro rata. Amounts prepaid in respect of the Term Loans may not be reborrowed.

         (ii) The Borrower may permanently reduce the Revolving Loan Commitments of all Lenders at any time, and from time to time, by no more than $9,500,000 in the aggregate without premium or penalty (other than compensation under 10.4 hereof), upon at least 5 Business Day's prior written notice to the Agent and the Lenders. In the event the Borrower shall permanently reduce the Revolving Loan Commitments in excess of $9,500,000 at any time prior to the second Anniversary Date, whether pursuant to this Section or otherwise, the Borrower shall pay to the Agent, for the account of the Lenders, an early reduction fee determined in accordance with the following table:

                      PERIOD DURING WHICH
                       EARLY REDUCTION                                             EARLY REDUCTION
                            OCCURS                                                       FEE
                      -------------------                                         -----------------
         On or prior to the first Anniversary Date                  0.50% of the permanent reduction in excess of
                                                                                      $9,500,000

         After the first Anniversary Date but on or                 0.25% of the permanent reduction in excess of
         prior to the second Anniversary Date                                         $9,500,000

                  (b) If the Borrower shall at any time or from time to time issue any equity of the Borrower, following the repayment of all reasonable expenses, if any, incurred by the Agent in the collection or handling thereof,
(i) the first $15,000,000 of Net Proceeds shall be maintained by Borrower in its operating account, (ii) the remaining Net Proceeds shall be applied as follows:
(a) 50% of such remaining Net Proceeds shall be applied, first, to pay interest due in respect of the Term Loans, ratably; SECOND, to pay principal of the Term Loans, ratably; THIRD, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances, and FOURTH, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit and (b) the other 50% of such remaining Net Proceeds shall be applied, FIRST, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances, and SECOND, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit. Any remaining Net Proceeds after application in accordance with the preceding sentence may be maintained by Borrower in its operating account.

                  (c) If the Borrower or any of its Subsidiaries shall at any time or from time to time:

                                    (i)      make a Disposition; or

                                    (ii)     suffer an Event of Loss;

following the repayment of all reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the remaining Net Proceeds shall be applied as follows: (I) with respect to the first $2,500,000 per fiscal year of Net Proceeds, to the Revolving Loans (which amount may be reborrowed subject to the terms of this Agreement) and (II) with respect to the Net Proceeds in excess of $2,500,000 per fiscal year but less than $7,500,000, (a) the Net Proceeds from the Disposition or Event of Loss of assets that constitute Equipment (excluding Ice Factories), FIRST, to accrued interest with respect to the Equipment Term Loan; SECOND, to pay the principal of the Equipment Term Loan; THIRD, to pay interest due in respect of all Revolving

Loans, including Non-Ratable Loans and Agent Advances; FOURTH, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; and FIFTH, to pay any other Obligations (other than Term Loans) including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower, (b) the Net Proceeds from the Disposition or Event of Loss of assets that constitute Real Estate, FIRST, to accrued interest with respect to the Real Estate Term Loan; SECOND, to pay the principal of the Real Estate Term Loan; THIRD, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; FOURTH, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; and FIFTH, to pay any other Obligations (other than Term Loans) including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower, (c) the Net Proceeds from the Disposition or Event of Loss of assets that constitute Ice Factories, FIRST, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; SECOND, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; THIRD, any excess shall be deposited in Borrower's operating account and (d) the Net Proceeds from the Disposition or Event of Loss of assets that do not constitute Equipment (including, without limitation, Ice Factories) or Real Estate, FIRST, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; SECOND, to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; THIRD, to pay interest due in respect of the Term Loans, ratably; FOURTH, to pay principal of the Term Loans, ratably; and FIFTH, to pay any other Obligations including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower. Any Net Proceeds under this Section 1.16(c) in excess of $7,500,000 shall be applied as required by the Majority Lenders. Unless an Event of Default is continuing, Borrower may notify the Agent whether a prepayment in this Section 1.16(c) shall be allocated to Base Rate Loans or LIBOR Rate Loans (subject to Section 1.17 hereof); provided, however, (x) in the event that Borrower does not provide notice to Agent prior to such repayment, all repayments in this Section 1.16(c) shall first be allocated to Base Rate Loans and, thereafter, to LIBOR Rate Loans in order of maturity (subject to Section 1.17 hereof) and (y) during an Event of Default, Agent may allocate such prepayments according to Agent's reasonable discretion. Notwithstanding the foregoing, repayments of Revolving Loans may be reborrowed subject to Section
2.2 hereof. The net book value of the assets set forth on Borrower's financial statements as of the date of any Disposition or Event of Loss shall be used for purposes of determining asset values for purposes of this Section 1.16(c).

                  (d) Notwithstanding Section 1.16(c), with respect to Net Proceeds from an Event of Loss relating to Collateral consisting of Real Estate or Equipment, the Agent shall permit the Borrower to use such Net Proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Real Estate or Equipment in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds from such Event of Loss do not exceed $5,000,000 and (3) the Borrower first (i) provides the Agent and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Majority Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the

Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.

                  (e) Notwithstanding Section 1.16(c), in the event any Equipment is sold, transferred, or otherwise disposed of pursuant to Section 5.2, the Borrower or any such Subsidiary may use the Net Proceeds of such sale, transfer, or disposition to purchase replacement Equipment (including, without limitation, directly or indirectly pursuant to an Acquisition) and shall upon the request of the Agent deliver to the Agent written evidence of the use of the proceeds for such purchase; provided, however, that such replacement Equipment shall be in productive assets of a kind then used or usable in the business of the Borrower or its Subsidiaries and shall be replaced within one hundred eighty
(180) days after the date of such Disposition or the Borrower, or its applicable Subsidiary, shall enter into a binding commitment therefor within said one hundred eighty (180) day period and subsequently make such reinvestment within three hundred sixty (360) days after the date of such Disposition. All replacement Equipment purchased by the Borrower or its Subsidiaries shall be free and clear of all Liens except Permitted Liens. Prior to the Borrower's, or its Subsidiary's purchase of replacement Equipment, the Net Proceeds of such sale, transfer or other disposition shall (immediately upon receipt by Borrower or its Subsidiaries) be used first to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances, and SECOND to pay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit.

                  (f) All collections received by Agent from a Master Payment Account shall be applied to pay the principal of the Revolving Loans; provided, however, that upon the occurrence and continuance of an Event of Default, such collections shall be applied in any manner as Agent shall determine, in its sole discretion. If at any time all such accrued interest and principal of the Revolving Loans have been paid in full, Agent shall, subject to Agent's right of setoff, deposit any collections received in the Master Payment Account in Borrower's operating account.

         1.17 LIBOR RATE LOAN PREPAYMENTS. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts described in Section 10.4. Notwithstanding the foregoing, at Borrower's election, so long as no Event of Default is continuing, upon a prepayment as required under Section 1.16, Borrower may elect to deposit such prepayments necessary to prepay the LIBOR Rate Loans in an escrow account controlled by Agent until the expiration date of the Interest Period; provided that the terms of any such escrow agreement shall be in form and substance reasonably acceptable to Agent. Any interest earned on such escrow funds shall be added to the principal amount of the escrowed funds and used to prepay the Revolver Loans in accordance with Section 1.16.

         1.18     PAYMENTS BY THE BORROWER.

                  (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00

(Dallas, Texas time) on the date specified herein. Without duplication of
Section 1.7(a) with respect to interest, all payments, including immediately available funds received by the Agent in the Master Payment Account at a bank designated by it, whether or not received by the Agent on account of Accounts, as proceeds of other Collateral or otherwise, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account of the Borrower (conditional upon final collection) (i) on the same day received (if received in the Master Payment Account prior to 2:00 p.m. Dallas, Texas time) if the funds received are immediately available funds and (ii) after allowing one (1) Business Day for collection of all other funds; PROVIDED, HOWEVER, that such payments shall be deemed to be credited to the Loan Account of the Borrower immediately upon receipt for purposes of (x) determining the Availability, (y) calculating the Unused Line Fee pursuant to SECTION 1.11, and
(z) calculating the amount of interest accrued thereon solely for the purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrower).

                  (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         1.19 PAYMENTS AS REVOLVING LOANS. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

         1.20 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay or prepay principal of the Term Loans; and seventh, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR Rate breakage losses in accordance with Section 10.4 (subject to Borrower's ability to escrow such amounts in accordance with Section 1.17 hereof). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         1.21 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 1.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 1.21 shall survive the termination of this Agreement.

         1.22 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower (except for reversals and reapplications of payments made as provided in Section 1.20 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                       ARTICLE II. - CONDITIONS PRECEDENT

         2.1 CONDITIONS OF INITIAL LOANS. The obligation of each Lender to make its initial Loan and of the Agent to issue the initial Letters of Credit or Credit Support hereunder is subject to the condition that the Agent shall have received (or shall have waived receipt) on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and (except for the Notes and any instruments or documents which are Pledged Collateral) in sufficient counterparts for each Lender, duly executed by all parties thereto:

                  (a) CREDIT AGREEMENT AND NOTES. This Agreement executed by the Borrower, the Agent and each of the Lenders, and the Notes executed by the Borrower;

                  (b) SECRETARY'S CERTIFICATES; RESOLUTIONS; INCUMBENCY. A certificate of the Secretary or Assistant Secretary of the Borrower and each Subsidiary of the Borrower which is a party to any Loan Documents, certifying:

                           (i) the names and true signatures of the officers of the Borrower and each such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder; and

                           (ii) Copies of the resolutions of the board of directors of the Borrower and each such Subsidiary approving and authorizing the execution, delivery and performance by the Borrower or such Subsidiary of this Agreement and the other Loan Documents to be executed or delivered by it hereunder;

                  (c) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents:

                           (i) the Organization Documents of the Borrower and each Subsidiary of the Borrower which is party to any Loan Documents, as such Organization Documents are in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the state of incorporation of the Borrower or such Subsidiary as of a recent date, if and as applicable, all certified by the Secretary or Assistant Secretary of the Borrower or such Subsidiary as of the Closing Date; and

                           (ii) a good standing and, if available, tax good standing certificate for the Borrower and each Subsidiary of the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Borrower or such Subsidiary is qualified to do business as a foreign corporation as of a recent date;

                  (d) COLLATERAL DOCUMENTS. The Collateral Documents or, in Agent's sole discretion, one or more reaffirmations of the Collateral Documents, executed by the Borrower and each Subsidiary of the Borrower, as applicable, in appropriate form for recording, where necessary, together with:

                           (i) acknowledgment copies of all UCC-l and UCC-2 financing statements filed, registered or recorded to perfect the security interests of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, or other evidence reasonably satisfactory to the Agent that there has been (or will be, to the Agent's satisfaction) filed, registered or recorded all financing statements and other filings, registrations and recordings reasonably necessary and advisable to perfect the Liens of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, in accordance with applicable law;

                           (ii) uniform commercial code financing statement, federal and state tax lien and judgment searches as the Agent shall have reasonably requested of the Borrower and its Subsidiaries, and such termination statements or other documents as may be reasonably necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (iii)    all certificates and instruments
         representing the Pledged Collateral, irrevocable proxies and stock transfer powers executed in blank or other executed endorsements reasonably satisfactory to the Agent;

                           (iv) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

                           (v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 and UCC-2 financing statements and, if applicable, the Mortgage modifications, all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any mortgage or filing of any financing statements or the issuance of the title insurance policies (whether due on the Closing Date or in the future) including sums due in connection with any future advances;

                           (vi) with respect to each parcel of Real Estate in respect of which there is delivered a Mortgage and which is listed on SCHEDULE 2.1, either (a) an A.L.T.A. (or an equivalent thereof) mortgagee policy of title insurance or a binder or (b) an endorsement to an existing A.L.T.A. (or an equivalent thereof) mortgage policy of title insurance or a binder in connection with the Original Credit Agreement, issued by a title insurance company reasonably satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against such Real Estate in favor of the Agent, for the benefit of Agent and the Lenders, subject only to exceptions reasonably acceptable to the Agent, with such endorsements and affirmative insurance as the Agent may reasonably request;

                           (vii) if required by the Agent, flood insurance and earthquake insurance on terms reasonably satisfactory to the Agent; and

                           (viii) subject to Sections 4.17 and 4.18, such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as reasonably requested by the Agent;

                  (e) LEGAL OPINIONS. Such opinions of counsel to the Borrower and its Subsidiaries, addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to Agent;

                  (f) PAYMENT OF FEES. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent;

                  (g) CERTIFICATE. A certificate signed on behalf of Borrower by a Responsible Officer, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would result from the initial Borrowing or issuance of the initial Letter of Credit or Credit Support; and

                           (iii) there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

                  (h) FINANCIAL STATEMENTS. Copies of all of the financial statements of the Borrower and its Subsidiaries referred to in Section 3.11, certified on behalf of Borrower by a Responsible Officer;

                  (i) INSURANCE POLICIES. Standard lenders' loss payable endorsements in favor of the Agent with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower in accordance with Section 4.6 and endorsements to all liability insurance policies naming the Agent and the Lenders as additional insureds thereunder;

                  (j) ENVIRONMENTAL REVIEW. An environmental site assessment with respect to any Real Estate owned or operated by Borrower or any of its Subsidiaries, dated as of a recent date prior to the Closing Date or an earlier date acceptable to the Agent, prepared by a qualified firm reasonably acceptable to the Agent and the Lenders, stating, among other things, that such Real Estate is free from Hazardous Materials and that operations conducted thereon are in material compliance with all Environmental Laws and showing all costs associated with performing work necessary to remediate contamination thereat;

                  (k) DUE DILIGENCE. Evidence of completion to the satisfaction of the Agent of such investigations, reviews and audits with respect to the Borrower as the Agent may deem appropriate;

                  (l) INSURANCE REVIEW. A review of the Borrower's insurance coverages, prepared by a qualified firm reasonably acceptable to the Agent, dated as of a recent date prior to the Closing Date and otherwise in form and substance reasonably satisfactory to the Agent;

                  (m) BORROWING BASE CERTIFICATE. A duly completed Borrowing Base Certificate setting forth the Borrowing Base as of the Closing Date.

                  (n) BOOKS AND RECORDS. The Agent shall have had the opportunity to examine the books of account and other records and files of the Borrower and its Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts, Equipment and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent in all material respects; and

                  (o) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent may reasonably request.

                  (p) MINIMUM AVAILABILITY. Upon making the Revolving Loans (including the Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower shall have Availability of an amount which is reasonably acceptable to Agent and the Lenders.

                  (q) BLOCKED ACCOUNT AGREEMENTS. Each of Borrower and its Subsidiaries shall have executed Blocked Account Agreements with each bank where Borrower and its Subsidiaries maintain their Bank Accounts, each in form and substance satisfactory to Agent.

                  (r) SENIOR NOTES CERTIFICATE. A certificate signed on behalf of Borrower by the Chief Executive Officer of Borrower, dated as of the Closing Date, stating that, after giving effect to the Obligations, Borrower is in compliance with Section 4.04 of the Senior Notes.

         2.2 CONDITIONS TO ALL BORROWINGS. The obligation of each Lender to make any Loan (including, without limitation, the Initial Loans) and of the Agent to issue any Letter of Credit or Credit Support, or to continue or convert any Loan hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing or continuation or conversion date:

                  (a) NOTICE OF BORROWING OR CONTINUATION/CONVERSION. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable, in accordance with Section 1.2(b) or Section 1.8(b);

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower contained in Article III shall be true and correct in all material respects on and as of such Borrowing or continuation or conversion date with the same effect as if made on and as of such Borrowing or continuation or conversion date (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, or (ii) are not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by this Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or an Event of Default);

                  (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion;

                  (d) SUBSIDIARIES. Borrower shall have pledged (or caused its Subsidiaries to have pledged, if applicable) the stock or other equity interest of each of its Subsidiaries to the

Agent, for the benefit of Agent and the Lenders, and shall have delivered, or caused to be delivered, to the Agent the items described in subsection 2.1(d)(iii) and, to the extent not previously delivered, the items described in subsections 2.1(b) and 2.1 (c), with respect to each such Subsidiary. In addition, each such Subsidiary shall have guaranteed the Obligations pursuant to the Guaranty and shall have granted to the Agent, for the benefit of Agent and the Lenders, a security interest in all of such Subsidiary's property to secure such guaranty.

Each Notice of Borrowing and Notice of Continuation/Conversion submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing or continuation or conversion, as applicable, that the conditions in Section 2.2 are satisfied.

                 ARTICLE III. - REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and each Lender that the following are true, correct and complete:

         3.1      CORPORATE EXISTENCE AND POWER. The Borrower and each of its
Subsidiaries:

                  (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

                  (b) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

                  (c) has all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, and is duly qualified as a foreign corporation, limited liability company or partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         3.2      CORPORATE AUTHORIZATION; NO CONTRAVENTION.

                  (a) The execution, delivery and performance by the Borrower of this Agreement, and the Borrower and its Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

                           (i) contravene the terms of any of that Person's Organization Documents;

                           (ii) conflict with or result in any material breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

                           (iii) violate any material Requirement of Law in any material respect.

                  (b) SCHEDULE 3.2 sets forth the authorized equity securities of the Borrower and its Subsidiaries. All issued and outstanding equity securities of the Borrower and its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than as permitted by Section 5.1, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding capital stock of each of the Borrower's Subsidiaries is owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, as set forth on SCHEDULE 3.2. There are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of any such entity except, in the case of the Borrower, as set forth on SCHEDULE 3.2.

         3.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (collectively, "APPROVALS") is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement, any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents, and (b) those obtained or made on or prior to the Closing Date. It is understood that continued performance by the Borrower and its Subsidiaries of this Agreement and the other Loan Documents to which such Persons are a party will require various Approvals, such as filings related to environmental matters, ERISA matters, taxes and intellectual property, filings required to maintain corporate and similar standing and existence, filings pursuant to the UCC and other security filings and recordings, filings required with the SEC, routine filings in the ordinary course of business, and filings required in connection with the exercise by the Lenders and the Agent of remedies in connection with the Loan Documents as contemplated therein.

         3.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and each Subsidiary which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         3.5 LITIGATION. Except as specifically disclosed in SCHEDULE 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective Properties which:

                  (a) purport to affect or pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby; or

                  (b) if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $500,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         3.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or the grant or perfection of the Agent's Liens on the Collateral. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 7.1(e). Without limiting the generality of the foregoing, as of the Closing Date, no Default or Event of Default exists under the Original Credit Agreement.

         3.7      ERISA COMPLIANCE.

                  (a) SCHEDULE 3.7 lists all Qualified Plans and Multiemployer Plans. The Borrower and each of its Subsidiaries is in compliance in all material respects with all requirements of each Plan, and each Plan complies in all material respects, and is operated in compliance in all material respects, with all applicable provisions of law. Borrower is not aware, after due inquiry, of any item of non-compliance which could potentially result in the loss of Plan qualification or tax-exempt status, or give rise to a material excise tax or other penalty imposed by a Governmental Authority. No material proceeding, claim, lawsuit and/or investigation is pending concerning any Plan. All required contributions have been and will be made in accordance with the provisions of each Qualified Plan and Multiemployer Plan, and with respect to Borrower or any ERISA Affiliate, there are, have been and will be no material Unfunded Pension Liabilities or Withdrawal Liabilities.

                  (b) No ERISA Event has occurred or is expected to occur with respect to any Qualified Plan, Multiemployer Plan or Plan.

                  (c) Members of the Controlled Group currently comply, and have complied, in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

         3.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. Neither the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         3.9 TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries has good title in fee simple to, or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of their respective businesses, except for Permitted Liens. As of the Closing Date, the Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.
SCHEDULE 3.9 lists all Real Estate owned by the Borrower or any of its Subsidiaries as of the Closing Date.

         3.10 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

         3.11     FINANCIAL CONDITION AND PROJECTIONS.

                  (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of December 31, 1999, and for the fiscal year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Deloitte & Touche LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of September 30, 2000. Such financial statements are attached hereto as EXHIBIT C. All such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The projections of the Borrower's and its Subsidiaries' financial condition, results of operations and cash flow for the fiscal years ending December 31, 2000, December 31, 2001 and December 31, 2002 (the "INITIAL PROJECTIONS") submitted to the Lenders represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. Such Initial Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                  (c) Since December 31, 1999, there has been no Material Adverse Effect.

                  (d) The Borrower and its Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

         3.12     ENVIRONMENTAL MATTERS.

                  (a) The on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect.

                  (b) The Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or to be in compliance with such Environmental Permits could not reasonably be expected to result in a Material Adverse Effect.

                  (c) None of the Borrower, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                  (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. In addition, neither the Borrower nor any of its Subsidiaries has any underground storage tanks (i) that are not properly registered or permitted under applicable Environmental Laws, or (ii) that are leaking or disposing of Hazardous Materials, and that, in either case, would reasonably be expected to result in a Material Adverse Effect.

         3.13 COLLATERAL DOCUMENTS. All representations and warranties of the Borrower, any of its Subsidiaries or any other party to any Collateral Document (other than the Agent and/or any Lender) contained in the Collateral Documents are true and correct in all material respects.

         3.14 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         3.15 SOLVENCY. The Borrower and its Subsidiaries, on a consolidated basis, are, Solvent.

         3.16 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, in any case which would reasonably be expected to have a Material Adverse Effect and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority in any case which could reasonably be expected to have a Material Adverse Effect.

         3.17     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. SCHEDULE
3.17 identifies all United States and foreign patents, trademarks, service marks, trade names and copyrights, and all registrations and applications for registration thereof and all licenses thereof, owned or held by Borrower or any of its Subsidiaries on the Closing Date, and identifies the jurisdictions in which such registrations and applications have been filed. Except as otherwise disclosed in SCHEDULE 3.17, as of the Closing Date, Borrower and its Subsidiaries are the sole beneficial owners of, or have the right to use, free from any restrictions, claims, rights encumbrances or burdens, the intellectual property identified on SCHEDULE 3.17 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, know-how and all other intellectual property that are necessary for the operation of Borrower's and its Subsidiaries' businesses as being operated on the Closing Date. Each patent, trademark, service mark, trade name, copyright and license listed on SCHEDULE 3.17 is in full force and effect except to the extent the failure to be in effect will not and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 3.17, to the best knowledge of Borrower, as of the Closing Date (a) none of the present or contemplated products or operations of Borrowers or its Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license of intellectual property or other right owned by any other Person, and (b) there is no pending or threatened claim or litigation against or affecting Borrower or any of its Subsidiaries contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation except for claims and/or litigation which will not and could not reasonably be expected to have a Material Adverse Effect.

         None of the trademark registrations set forth on SCHEDULE 3.17 is an "intent to use" registration.

         3.18 SUBSIDIARIES. The Borrower has no Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in SCHEDULE 3.2.

         3.19 BROKERS' FEES; TRANSACTION FEES. Neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

         3.20 INSURANCE. The Properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or such Subsidiary operates. A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Agent.

         3.21 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         3.22 FEIN. The Federal Employer Identification Number for each of the Borrower and its Subsidiaries is set forth on SCHEDULE 3.22.

         3.23 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens, securing all the Obligations, and enforceable against the Borrower and its Subsidiaries and all third parties.

         3.24 MATERIAL AGREEMENTS. SCHEDULE 3.24 hereto sets forth as of the Closing Date all material agreements and contracts to which the Borrower or any of its Subsidiaries is a party or is bound and that have been executed after June 30, 2000.

         3.25 BANK ACCOUNTS. SCHEDULE 3.25 contains as of the Closing Date a complete and accurate list of all bank accounts ("BANK ACCOUNTS") maintained by the Borrower with any bank or other financial institution.

         3.26 SENIOR NOTES. Borrower's Obligations hereunder constitute "Permitted Indebtedness" as defined in the Senior Notes.

                      ARTICLE IV. - AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         4.1 FINANCIAL STATEMENTS. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure and are subject to normal year-end adjustments). The Borrower shall deliver to the Agent and each Lender in form and detail reasonably satisfactory to the Agent and the Majority Lenders:

                  (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of any nationally-recognized independent public accounting firm reasonably acceptable to the Agent which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Borrower's or any Subsidiary's records. The Borrower hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower and to discuss directly with the Agent the finances and affairs of the Borrower;

                  (b) as soon as available, but not later than (i) forty-five (45) days after the end of each of March 31, June 30, September 30 and December 31 of each year and (ii) thirty (30) days after the end of each other fiscal month of each year, a copy of the unaudited consolidated and consolidating balance sheets of the Borrower and each of its Subsidiaries, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows as of the end of such month and for the portion of the fiscal year then ended, all certified on behalf of the Borrower by a Responsible Officer as fairly presenting in all material respects the financial position and the results of operations of the Borrower and the Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and absence of footnote disclosure; and

                  (c) concurrently with the delivery of the financial statements pursuant to subsection 4.1(b), a copy of unaudited statements of income and cash flow as of the end of such month and for the portion of the fiscal year then ended, on an Acquisition by Acquisition basis (with respect to Acquisitions consummated on or within twelve months prior to the Closing Date and after the Closing Date, but only for the first twelve (12) months after the closing of such Acquisition), all certified by the Borrower pursuant to a certificate executed on its behalf by a Responsible Officer as fairly presenting in all material respects the results of operations of the Target acquired in each such Acquisition in accordance with GAAP, subject to normal year-end adjustments and absence of footnote disclosure.

         4.2 CERTIFICATES; BORROWING BASE CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Agent and each Lender:

                  (a) concurrently with the delivery of the annual financial statements referred to in subsection 4.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b)      as soon as available but not less than forty-five
(45) days after each fiscal quarter, a fully and properly completed Compliance Certificate (in the form of EXHIBIT F) certified on behalf of the Borrower by a Responsible Officer;

                  (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its shareholders generally; and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

                  (d) together with each delivery of financial statements pursuant to subsection 4.1(a) and (b) (i) to the extent prepared by Borrower or its management, a management report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Borrower and its Subsidiaries for the month and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 4.2(e) and discussing the reasons for any significant variations;

                  (e) as soon as available and in any event no later than the last day of each fiscal year of the Borrower, projections of the Borrower's (and its Subsidiaries') consolidated and consolidating financial performance for the forthcoming three fiscal years on a year by year basis, and for the forthcoming fiscal year on a month by month basis;

                  (f) annually, concurrently with the Borrower's delivery of the projections under subsection 4.2(e), the Borrower shall supplement in writing and deliver to the Agent revisions of and supplements to the Schedules hereto related to Article III hereof to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that delivery or receipt of such subsequent disclosure shall not constitute a waiver by the Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters disclosed;

                  (g) promptly upon receipt thereof, copies of any reports submitted by the Borrower's certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of the Borrower made by such accountants, including any comment letters submitted by such accountants to management of the Borrower in connection with their services;

                  (h) as soon as available but not less than twenty (20) days after each month, (i) a Borrowing Base Certificate, provided that such Borrowing Base Certificate may be provided more frequently if reasonably needed by the Agent to redetermine Availability; (ii) an aging of the Accounts, together with a reconciliation to the previous month's aging of the Accounts and to the Borrower's general ledger; (iii) an aging or listing of the Borrower's accounts payable; (iv) an Inventory summary report; (v) an Equipment summary report (differentiating with respect to Ice Factories (as defined below) and all other Equipment) indicating changes in value which shall include, without limitation, purchases, additions, deletions and accumulated depreciation; (vi) upon request by the Agent, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by the

Borrower or any Subsidiary, purchase orders and invoices; (vii) upon request by the Agent, a statement of the balance of each of the intercompany Accounts;
(viii) such information and reports relating to the Real Estate as Agent shall reasonably request; (ix) such other reports as to the Collateral as the Agent shall reasonably request from time to time; (x) with respect to the ice bagging and merchandising systems commonly known as Ice Factories ("ICE FACTORIES"), a certificate setting forth, as of the end of the previous fiscal month and for the portion of the fiscal year then ended (a) the number of Ice Factories purchased by the Borrower and its Subsidiaries during such period, (b) the number of additional Ice Factories leased by the Borrower and its Subsidiaries during such period, (c) the number of Ice Factories installed by the Borrower and its Subsidiaries during such period, (d) the dollar amount spent on the purchase of the Ice Factories during such period, and (e) any other information relating to the Ice Factories as the Agent may reasonably request; and (xi) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports and related documents to the Agent, for distribution to the Lenders; and

                  (i) promptly, such additional business, financial, corporate affairs and other information as the Agent may from time to time reasonably request.

         4.3 NOTICES. The Borrower shall promptly notify the Agent and each Lender of any of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof):

                  (a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries, or any violation of, or non-compliance with, any Requirement of Law, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, the Borrower or such Subsidiary has taken, is taking or proposes to take in respect thereof;

                  (c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

                  (d) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary (i) in which the amount of damages claimed is $1,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which would reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                  (e) promptly after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith and such non-compliance could reasonably be expected to have a Material Adverse Effect;

                  (f) promptly after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

                  (g) promptly after receipt of any written notice of the imposition of any Environmental Claim against any property of the Borrower or any of its Subsidiaries which is reasonably likely to give rise to liability in excess of $1,000,000;

                  (h) any change in the Borrower's or any Subsidiary's name, state of organization, locations of Collateral, or form of organization, trade names under which the Borrower or any Subsidiary will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (i) any of the following if the same could reasonably be expected to have a Material Adverse Effect, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any member or its Controlled Group with respect to such event:

                           (i)      an ERISA Event;

                           (ii) the adoption of any new Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

                           (iii) the adoption of any amendment to a Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                           (iv) the commencement of contributions by any member of the Controlled Group to any Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code;

                  (j) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lenders pursuant to this Agreement;

                  (k) any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

                  (l) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries if the same could reasonably be expected to have a Material Adverse Effect; and

                  (m) the creation, establishment or acquisition of any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

         4.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except, with respect to Subsidiaries, in connection with transactions permitted by Section 5.3;

                  (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as could not reasonably be expected to have a Material Adverse Effect;

                  (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and

                  (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         4.5 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         4.6      INSURANCE.

                  (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by

Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Agent and the Required Lenders. Without limiting the foregoing, the Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                  (b) The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner reasonably acceptable to the Agent, with respect to all insurance issued to the Borrower and its Subsidiaries. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, in excess of $1,000,000. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them in accordance with Section 1.16.

         4.7 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause its Subsidiaries to, pay, file, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

                  (b) all tax returns and other reports which it is required to file and pay all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of the Lien and for which adequate reserves in accordance with GAAP are being maintained by Borrower;

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing such Indebtedness; and

                  (d) the performance of all obligations under any Contractual Obligation to which Borrower or any of its Subsidiaries is bound, or to which it or any of its properties is subject, except where the failure to perform would not reasonably be expected to have a Material Adverse Effect.

         4.8 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including, without limitation, all Environmental Laws), except (a) such as may be contested in good faith by appropriate proceedings diligently prosecuted without risk of loss of any Collateral, (b) as to which a bona fide dispute exists, (c) for which appropriate reserves have been established on the Borrower's financial statements and (d) where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         Upon the written request of the Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 4.3, that could, individually or in the aggregate, result in liability in excess of $1,000,000.

         4.9 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent (at the expense of the Borrower), to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, files and books of accounts and the Collateral and make copies thereof or abstracts therefrom at the Borrower's expense, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time and without advance notice. The Borrower will and will cause its Subsidiaries to deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower or its Subsidiaries. The Agent may, without expense to the Agent, use such of the Borrower's or any Subsidiary's personnel, supplies and Property as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Borrower's or its Subsidiaries' Accounts, Inventory or any other Collateral, by mail, telephone or otherwise.

         4.10 USE OF PROCEEDS. The Borrower shall use the proceeds of Loans made on or after the Closing Date for (i) the payment of fees and expenses in connection with the execution and delivery of this Agreement, (ii) working capital purposes not in contravention of any Requirement of Law and not in violation of this Agreement, (iii) Capital Expenditures in compliance with this Agreement, and (iv) the issuance of Letters of Credit and Credit Support.

         4.11 SOLVENCY. The Borrower and its Subsidiaries, on a consolidated basis, shall at all times be Solvent.

         4.12     FURTHER ASSURANCES.

                  (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                  (b) Promptly upon request by the Agent, the Borrower shall (and shall cause any of its Subsidiaries to) take such additional actions as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by the Required Lenders, the Borrower shall cause each of its Subsidiaries to guaranty the Obligations pursuant to the Guaranty and to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in substantially all of such Subsidiary's property to secure such guaranty. Furthermore and except as otherwise approved in writing by the Lenders, pursuant to the Pledge Agreement (or, in the case of a Subsidiary of the Borrower which is the direct parent of a Subsidiary, pursuant to a pledge agreement substantially in the form of the Pledge Agreement) the Borrower (or such parent Subsidiary) shall pledge the stock or other equity interest of each of its Subsidiaries to the Agent, for the benefit of the Agent and the Lenders, to secure the Obligations. In connection with each pledge of stock or other equity interests, the Borrower shall deliver, or cause to be delivered, to Agent, the items described in subsection 2.1(d)(iii), if applicable.

         4.13     ACCOUNTS, EQUIPMENT AND INVENTORY.

                  (a) The Borrower hereby represents and warrants to the Agent and the Lenders, with respect to the Borrower's and its Subsidiaries' Accounts, that, except for such Accounts that, in the aggregate, are less than $250,000 (provided that such Accounts shall not be deemed Eligible Accounts):
(i) each existing Account represents, and each future Account will represent, a BONA FIDE sale or lease and delivery of goods by the Borrower or the applicable Subsidiary, or rendition of services by the Borrower or the applicable Subsidiary, in the Ordinary Course of Business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower or its Subsidiaries will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower or the applicable Subsidiary described in each invoice will have been performed.

                  (b) The Borrower and its Subsidiaries shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money or a note pledged to the Agent, provided that (i) such note or other instrument shall not be deemed an Eligible Account and (ii) such note or other instrument, together with all other notes and other instruments, do not exceed $250,000) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will cause its Subsidiaries to promptly deliver such instrument to the Agent, endorsed by the Borrower or the applicable Subsidiary to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, or notice of protest with respect thereto, the Borrower or the applicable Subsidiary shall remain liable thereon until such instrument is paid in full.

                  (c) The Borrower represents and warrants that all of the Inventory owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the Ordinary Course of Business, and is and will be fit for such purposes. Except for Inventory in an amount not to exceed $100,000, the Borrower will keep its Inventory in good and marketable condition, at its own expense. The Borrower will not, without the prior written consent of the Agent, acquire or accept Inventory on consignment or approval in excess of $100,000 at any time. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least once per fiscal year, and during the existence of an Event of Default, at such other times as the Agent requests. The Borrower will maintain a perpetual Inventory reporting system at all times. The Borrower will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis in excess of $100,000 at any time. Borrower will promptly notify Agent upon the return of any Inventory in excess of $200,000 at any time.

                  (d) The Borrower shall and shall cause its Subsidiaries to make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into the Master Payment Account or a Payment Account established for the account of the Borrower or the applicable Subsidiary at a Clearing Bank acceptable to Agent, subject to a Blocked Account Agreement. All such collections shall be applied in accordance with Section 1.16(f). During the existence of an Event of Default if the Agent requests, the Borrower shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent. If such lock-box service is established, the Borrower and its Subsidiaries shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower or any Subsidiary receives any proceeds of the Collateral, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. At all times, all collections received in any lock-box or Payment Account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Borrower and its Subsidiaries shall not be permitted. The Agent or the Agent's designee may, at any time during the existence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account of the Borrower as a Revolving Loan. So long as an Event of Default exists, the Borrower, at the Agent's request, shall and shall cause its Subsidiaries to execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (e) In connection with all sales of Inventory for cash, the Borrower shall deposit daily the cash which the Borrower receives in connection with such sales into a Payment Account.

                  (f) The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that, except for such Equipment that, in the aggregate, has a fair market value of less than $500,000, all of the Equipment owned by the Borrower or its Subsidiaries is and will be used or held for use in the Borrower's or its Subsidiaries' business, and is and will be fit for such purposes. The Borrower shall, and shall cause its Subsidiaries to, keep and maintain its Equipment (including, without limitation, Ice Factories) in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (g) The Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. The Borrower shall not, and shall not cause its Subsidiaries to, permit any Equipment to become a fixture with respect to Real Estate or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. The Borrower will not, and will not cause its Subsidiaries to, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's or its Subsidiaries' Equipment consisting of Collateral.

         4.14     ENVIRONMENTAL LAWS.

                  (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall report to the Agent on such response as required by Section 4.3 or other provisions herein.

                  (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first anniversary of the Closing Date, and on each anniversary thereafter, an update of the status of each environmental compliance or liability issue requiring notice pursuant to Section 4.3. The Agent or any Lender may request copies of technical reports prepared by the Borrower or any Subsidiary and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower shall, at the Agent's or the Required Lenders' request and at the Borrower's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                  (c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower or any Subsidiary is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate; provided that in the event such Real Estate is leased by the Borrower, such observing and testing shall be conducted in accordance with the terms of the applicable lease agreement. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under this Agreement and the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrower, its Subsidiaries nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrower, its Subsidiaries or any other party against, or to inform the Borrower, its Subsidiaries or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Borrower, its Subsidiaries or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. The Borrower and its Subsidiaries understand and agree that the Agent makes no warranty or representation to the Borrower, its Subsidiaries or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower or its Subsidiaries, the Borrower or its Subsidiaries may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Agent. In each instance, the Agent will give the Borrower reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this SECTION 4.14(C). The Agent will make reasonable efforts to avoid interfering with the Borrower's and its Subsidiaries' use of the Real Estate or any other property in exercising any rights provided hereunder.

         4.15 BANK ACCOUNTS. Within a commercially reasonable time period following the date hereof, Borrower shall, and shall cause its Subsidiaries to, maintain substantially all of its bank accounts (including, without limitation, the Master Payment Account, the Payment Accounts and all depository, operating, administrative, cash management, payroll and collection accounts) with Bank in all jurisdictions where Bank offers such services.

         4.16 MINIMUM BORROWING BASE AVAILABILITY. Except during the period between January 28 through May 31 of each fiscal year, the difference between the Borrowing Base and the Aggregate Revolver Outstandings shall at all times exceed $5,000,000. Notwithstanding the foregoing, during the period between the Closing Date and January 28, 2001, the difference between the Borrowing Base and the Aggregate Revolver Outstandings shall at all times exceed $9,000,000.

         4.17 LANDLORD SUBORDINATION AGREEMENTS. At any time any Collateral with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any operating facility of Borrower or any Subsidiary which is not owned by the Borrower or applicable Subsidiary and which is not an operating facility of the Borrower or any Subsidiary on the date hereof and at all locations set forth on SCHEDULE 4.17, the Borrower shall, and shall cause any applicable Subsidiary to, at the request of Agent, use its commercially reasonable efforts to obtain written subordinations, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; PROVIDED that in the event the Borrower and its Subsidiaries are unable to obtain any such written subordination, the Agent may, in its reasonable credit judgment, establish a Reserve with respect to any such Collateral.

         4.18 ACCESS AGREEMENTS. Borrower shall, and shall cause any applicable Subsidiary to use commercially reasonable efforts to obtain written access agreements, in form and substance reasonably satisfactory to the Agent, providing access to the Ice Factories located on any premises not owned by Borrower or its applicable Subsidiary in order to remove such Ice

Factories from such premises during an Event of Default; PROVIDED that in the event the Borrower and its Subsidiaries are unable to obtain any such written access agreements, the Agent may, in its reasonable credit judgment, establish a Reserve with respect to any such Collateral.

         4.19 HEDGE AGREEMENTS. Commencing on the date hereof and continuing thereafter, the Borrower shall maintain in full force and effect through the Termination Date a Hedge Agreement, in form and substance reasonably satisfactory to Agent, with the Bank or other financial institution reasonably acceptable to Agent, that will have initiated a convertible interest rate collar by the Borrower hereunder with respect to a principal amount not less than $50,000,000.

         4.20     APPRAISALS.

                  (a) Not more frequently than once a year, Borrower shall (at its own expense), and shall cause its Subsidiaries (at their own expense) to, provide Agent with appraisals or updates thereof of all of the Ice Factories from an appraiser, and prepared on a basis, reasonably satisfactory to Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

                  (b) Borrower shall (at its own expense), and shall cause its Subsidiaries (at their expense) to, at Agent's request not more frequently than once a year, following Agent's reasonable determination that such appraisals are necessary, provide Agent with appraisals or updates thereof of 25% (or such lesser percentage as Agent shall direct) of all of the Collateral (other than the Ice Factories) from an appraiser, and prepared on a basis, reasonably satisfactory to Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

                  (c) Notwithstanding the foregoing, upon the occurrence of a Default, Borrower shall (at its own expense), and shall cause its Subsidiaries (at their expense) to, at Agent's request following Agent's reasonable determination that such appraisals are necessary, provide Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

                        ARTICLE V. - NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         5.1 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                  (a) any Lien existing on the Property of the Borrower or its Subsidiaries on the Closing Date and set forth in SCHEDULE 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens;

                  (b)      any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges (i) which are not delinquent or remain payable without penalty, or (ii) the non-payment thereof is permitted by Section 4.7, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for Borrower and its Subsidiaries not exceeding $1,000,000;

                  (d) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen or repairmen or other similar Liens arising in the Ordinary Course of Business (and contractual landlords Liens, to the extent granted under any lease entered into in the Ordinary Course of Business prior to the Closing Date and so long as such Liens remain unperfected) which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

                  (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $1,000,000;

                  (g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto based upon its present use or interfere in any material respect with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

                  (h) Liens on any Property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); PROVIDED THAT (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction (and improvements, additions and accessions thereto) and proceeds therefrom, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

                  (i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

                  (j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

                  (k) Liens arising from precautionary UCC financing statements filed under any lease permitted by this Agreement;

                  (l) banker's liens in favor of any bank at which the Borrower or any of its Subsidiaries maintain deposit accounts to the extent relating to customary fees and expenses of such bank incurred in connection with the maintenance of deposit accounts in the Ordinary Course of Business;

                  (m) Liens securing obligations under or in respect of Rate Contracts permitted under subsection 5.9(b); and

                  (n) Liens consented to by the Agent and the Majority Lenders in connection with Acquisitions permitted hereunder.

         5.2 DISPOSITION OF ASSETS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of Inventory in the Ordinary Course of Business;

                  (b) dispositions of used, worn-out or surplus Equipment, in the Ordinary Course of Business or dispositions not otherwise permitted hereunder which are made for fair market value and, to the extent required by
SECTION 1.16(C), the mandatory prepayment in the amount of the Net Proceeds of such disposition is made as provided in SECTION 1.16(C) and applied to the Loans in the manner set forth in SECTION 1.16(C); PROVIDED, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or in productive assets of a kind used or useable in the business of Borrower, and (iii) the aggregate value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year $7,500,000 and; (iv) after giving effect to such disposition, Borrower is in compliance on a pro forma basis with the covenants set forth in Article 6, recomputed for the most recent month for which financial statements have been delivered;

                  (c)      Investments of cash permitted under Section 5.4; and

                  (d) dispositions of Property by the Borrower or any Wholly-Owned Subsidiary to the Borrower or any Wholly-Owned Subsidiary pursuant to reasonable business requirements, provided that, (i) following such disposition, the Agent continues to have a first-priority lien on and security interest in all such Property free and clear of all defects, encumbrances and Liens, subject only to Permitted Liens, and (ii) Agent shall have received all such documents necessary to evidence such continued perfection and priority that Agent shall reasonably request, including, without limitation, all necessary title insurance endorsements.

         Nothing in this Section 5.2 shall be deemed to permit the disposition of the capital stock of any Subsidiary, which is a prohibited "Change of Control" hereunder.

         5.3 CONSOLIDATIONS AND MERGERS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that (i) upon not less than one (1) Business Day's prior written notice to Agent, any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of Borrower, provided that the Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation; (ii) Acquisitions may be consummated in accordance with
Section 5.16; and (iii) dispositions may be consummated in accordance with
Section 5.2. The Borrower hereby notifies Agent and the Lenders that Packaged Ice Factory, Inc. will merge with and into Reddy Ice Corporation, effective on or about January 1, 2001.

         5.4 LOANS AND INVESTMENTS. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as "INVESTMENTS"), except for:

                  (a)      Investments in cash and Cash Equivalents;

                  (b) extensions of credit by (i) the Borrower to any of its Wholly-Owned Subsidiaries provided the obligations of each obligor shall be evidenced by notes, which notes shall be pledged to Agent, for the benefit of Agent and Lenders, and have such other terms as Agent may reasonably require and
(ii) the Wholly-Owned Subsidiaries to other Wholly-Owned Subsidiaries provided the obligations of each obligor shall at no time be evidenced by notes;

                  (c) the Borrower's existing Investment in its Subsidiaries as of the Closing Date as set forth on SCHEDULE 5.4;

                  (d) loans and advances to employees in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

                  (e)      Rate Contracts permitted under subsection 5.9(b);

                  (f)      Acquisitions permitted under Section 5.16;

                  (g) Redemptions of the Senior Notes beginning during the fiscal quarter ending on December 31, 2002 in an amount not to exceed $5,000,000 in the aggregate; and

                  (h) Investments not to exceed $2,000,000 in the aggregate at any time outstanding.

         5.5 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a)      Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

                  (c) Indebtedness existing on the Closing Date and set forth in SCHEDULE 5.5 including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

                  (d) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and including refinancings and extensions thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing and which are otherwise on terms and conditions that taken as a whole are no less favorable to the Borrower or any of its Subsidiaries than the terms of the Indebtedness being extended or refinanced;

                  (e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

                  (f) Indebtedness evidenced by the Senior Notes in an aggregate principal amount not to exceed $270,000,000;

                  (g) other unsecured Indebtedness not exceeding in the aggregate at any time outstanding $10,000,000; and

                  (h) Indebtedness disclosed to, and consented to by, the Agent and the Majority Lenders, incurred or assumed in connection with Acquisitions permitted hereunder and including refinancings and extensions thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing and which are otherwise on terms and conditions that taken as a whole are no less favorable to the Borrower or any of its Subsidiaries than the terms of the Indebtedness being extended or refinanced.

         5.6 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

                  (a) among Borrower and its Subsidiaries which are guarantors under the Guaranty;

                  (b)      customary directors' indemnification arrangements;

                  (c) as expressly permitted by this Agreement (including without limitation, Section 5.7); or

                  (d) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary;

and, in the case of clause (d), upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to Agent.

         5.7 MANAGEMENT FEES AND COMPENSATION. The Borrower shall not, and shall not permit any of its Subsidiaries to pay any management, consulting or similar fees to any Affiliate of the Borrower or to any officer, director or employee of the Borrower or any of its Subsidiaries or any Affiliate of the Borrower except (a) payment of reasonable compensation to officers and employees for actual services rendered to Borrower and its Subsidiaries in the Ordinary Course of Business, (b) payment of reasonable and customary directors' fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings.

         5.8 USE OF PROCEEDS. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

         5.9 CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

                  (a) endorsements for collection or deposit in the Ordinary Course of Business;

                  (b) Rate Contracts entered into in the Ordinary Course of Business with the Agent's prior written consent;

                  (c) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;

                  (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

                  (e) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; and

                  (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder or consummated prior to the Closing Date and
(ii) purchasers in connection with dispositions permitted under subsection
5.2(b).

         5.10 COMPLIANCE WITH ERISA. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to:

                  (a) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Borrower;

                  (b) permit to exist any ERISA Event or any other event or condition, which would reasonably be expected to have a Material Adverse Effect;

                  (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower;

                  (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which would reasonably be expected to have a Material Adverse Effect; or

                  (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         5.11 RESTRICTED PAYMENTS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment ("REDEEM") with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) are referred to as "RESTRICTED

PAYMENTS"); except that any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that the Borrower may:

                  (a) to the extent required or permitted by the terms of any class of preferred stock, declare and make dividend payments to the holders of such class of preferred stock payable solely in such class of preferred stock;

                  (b) redeem from management shareholders and their Family Members shares of the Borrower's common stock or warrants or options to acquire any such shares provided all of the following conditions are satisfied:

                           (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such redemption;

                           (ii) after giving effect to such redemption, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article 6, recomputed for the most recent month for which financial statements have been delivered; and

                           (iii) the aggregate redemptions permitted in any fiscal year of the Borrower shall not exceed $1,000,000; and

                  (c)      redeem Senior Notes to the extent permitted by
Section 5.4.

         5.12 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         5.13     CHANGE IN STRUCTURE.

                  (a) The Borrower shall not and shall not permit any of its Subsidiaries to amend its certificate of incorporation or by-laws in any material respect or in any respect adverse to the Agent or the Lenders.

                  (b) The Borrower shall not and shall not permit any of its Subsidiaries to issue any shares of preferred stock, or warrants or securities convertible into or exercisable or exchangeable for preferred stock, or amend the terms of its outstanding capital stock in any respect adverse to the Agent or the Lenders.

         5.14 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, change the fiscal year of the Borrower or of any of its consolidated Subsidiaries or change the depreciation method used by Borrower or any of its consolidated Subsidiaries.

         5.15 AMENDMENTS TO INDENTURE. Except as permitted by Section 5.4(g), the Borrower shall not, and shall not permit any of its Subsidiaries to, prepay any sums due under the Indenture or the Senior Notes or modify the terms of the Indenture or the Senior Notes (except pursuant to

Section 9.01 of the Indenture). The Borrower shall not cause any Indebtedness other than the Obligations to be designated as "Permitted Indebtedness" under clauses (vi) or (x) of the definition thereof set forth in the Indenture and up to $2,000,000 of other Indebtedness under clause (x) thereof.

         5.16     ACQUISITIONS.

                  (a) The Borrower will not consummate and will not permit any Subsidiary of the Borrower to consummate any Acquisition unless all of the following conditions are satisfied:

                           (i) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, no Default or Event of Default exists or will exist or would result therefrom;

                           (ii)     as soon as available, but not less than ten
         (10) Business Days prior to such Acquisition, the Borrower or Subsidiary, as applicable, has provided to Agent a copy of the information provided to the board of directors (or a summary prepared by the chief financial officer in sufficient detail, in Agent's sole discretion, on Acquisitions less than $1,000,000) of the Borrower or Subsidiary making such Acquisition, together with a certificate of the Borrower or Subsidiary's chief financial officer attaching a forecast dated as of the date of such Acquisition, updated on a pro forma basis to give effect to such Acquisition and otherwise complying with SECTION 4.2(E);

                           (iii) the aggregate cash purchase price paid in connection with such Acquisition does not exceed $10,000,000, and the aggregate cash purchase price paid in connection with all Acquisitions made after the Closing Date does not exceed $30,000,000;

                           (iv) if such Acquisition is an Acquisition of the capital stock of a Person, the Acquisition is structured so that the acquired Person is organized under the laws of the United States or a State therein and shall become a Wholly-Owned Subsidiary of the Borrower (and a Subsidiary Guarantor pursuant to the terms of this Agreement) and if such Acquisition is an acquisition of assets, the Acquisition is structured so that the Borrower or a Wholly-Owned Subsidiary of the Borrower shall acquire such assets;

                           (v) Borrower shall not, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect;

                           (vi) for the most recently completed financial statements based on the twelve month period ending less than forty-five days prior to such Acquisition, the Fixed Charge Coverage Ratio, without giving effect to such Acquisition, shall be in compliance with
         Section 6.3;

                           (vii) on a pro forma basis after giving effect to such Acquisition (for the twelve month period following such Acquisition), the Fixed Charge Coverage Ratio shall be in compliance with Section 6.3; and

                           (viii) the Borrower shall certify (and provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) to the Agent and the Lenders that, after giving effect to the Acquisition, the difference between the Borrowing Base and the Aggregate Revolver Outstandings is not less than $10,000,000 on a pro forma basis including all consideration given in connection with such Acquisition, other than capital stock of the Borrower delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition.

                  (b) Notwithstanding anything in this Agreement to the contrary, simultaneously with the closing of any Acquisition financed hereunder and within thirty (30) days following the closing of any other Acquisition, the Agent shall have been granted, for the benefit of Agent and the Lenders, a first priority lien on and security interest in the property of the Target that is the subject of such Acquisition, subject only to Permitted Liens, and shall have received, without limitation, (a) the items described in subsection 2.1(d)(ii) and Section 4.12, and (b) duly executed UCC financing statements or amendments to existing financing statements with respect to such Target, in form and substance reasonably satisfactory to the Agent and which, upon filing, shall perfect the first priority security interest of the Agent, for the benefit of Agent and the Lenders, in such property. In the event owned Real Estate was acquired in connection with such Acquisition, the Agent shall have received, within thirty (30) days following the closing of any Acquisition, (x) in the case of owned Real Estate being acquired, a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with, in the case of owned Real Estate having a fair market value of at least $1,000,000 (if requested by the Agent), an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority lien on the respective property, free and clear of all defects, encumbrances and Liens except for Permitted Liens, (y) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance reasonably satisfactory to the Agent; and
(z) a flood certification in form and substance reasonably satisfactory to the Agent.

                  (c) Notwithstanding subsection (a) above, Borrower and its Subsidiaries may consummate Acquisitions without complying with subsection
(a)(viii) above if (i) the aggregate cash purchase price paid in connection with each such Acquisition does not exceed $500,000, and (ii) the aggregate cash purchase price paid in connection with all such Acquisitions during any calendar year does not exceed $1,500,000.

         5.17 SALE AND LEASEBACK TRANSACTIONS. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person in an amount, when added to the amounts from all other such arrangements, in excess of $1,000,000.

         5.18 NEW SUBSIDIARIES. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 3.2.

                       ARTICLE VI. - FINANCIAL COVENANTS

         The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         6.1 CAPITAL EXPENDITURES. The Borrower and its Subsidiaries shall not make or commit to make Capital Expenditures (i) for the fiscal year ending on December 31, 2000, in excess of $25,000,000, (ii) for the fiscal year ending on December 31, 2001, in excess of $30,000,000 and (iii) for all fiscal years thereafter, in excess of $25,000,000 (the "CAPITAL EXPENDITURE LIMITATION").

         6.2 FUNDED DEBT TO EBITDA RATIO. The Borrower and its Subsidiaries, on a consolidated basis, shall not permit its Funded Debt to EBITDA Ratio determined as of each date set forth below for the twelve month period then ended to be greater than the maximum ratio set forth in the table below opposite such date:

                               DATE                                  MAXIMUM FUNDED DEBT TO EBITDA RATIO
                               ----                                  -----------------------------------
         December 31, 2000                                                          6.00:1
         March 31, 2001                                                             6.00:1
         June 30, 2001                                                              5.75:1
         September 30, 2001                                                         5.50:1
         December 31, 2001                                                          5.50:1
         March 31, 2002                                                             5.25:1
         June 30, 2002                                                              5.25:1
         September 30, 2002                                                         5.00:1
         December 31, 2002                                                          5.00:1
         March 31, 2003                                                             5.00:1
         June 30, 2003 and the last day of each fiscal                              4.75:1
         quarter thereafter

         6.3 FIXED CHARGE COVERAGE RATIO. The Borrower and its Subsidiaries, on a consolidated basis, shall not permit its Fixed Charged Coverage Ratio determined as of each date set forth below for the twelve month period then ended to be less than the minimum ratio set forth in the table below opposite such date:

                               DATE                                  MINIMUM FIXED CHARGE COVERAGE RATIO
                               ----                                  -----------------------------------
         December 31, 2000                                                          1.00:1
         March 31, 2001                                                             1.00:1
         June 30, 2001                                                              1.00:1
         September 30, 2001                                                         1.00:1
         December 31, 2001                                                          1.00:1
         March 31, 2002                                                             1.00:1
         June 30, 2002                                                              1.00:1
         September 30, 2002                                                         1.00:1
         December 31, 2002                                                          1.10:1
         March 31, 2003                                                             1.10:1
         June 30, 2003                                                              1.10:1
         September 30, 2003                                                         1.10:1
         December 31, 2003 and the last day of each                                 1.30:1
         fiscal quarter thereafter

                       ARTICLE VII. -- EVENTS OF DEFAULT

         7.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of or interest on any Loan, including after maturity of the Loans, whether by acceleration or otherwise, or (ii) within five (5) days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in Sections 4.1, 4.2(b), 4.2(d), 4.2(h), 4.9, 4.13 or the first sentence of Section 4.6 or Article V or
Article VI hereof; or

                  (d) OTHER DEFAULTS. The Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of fifteen (15) days after the date upon which written notice thereof is given to the Borrower by the Agent or Majority Lenders; or

                  (e) CROSS-DEFAULT. The Borrower or any of its Subsidiaries (i) fails to make any payment in respect of the Senior Notes or any other Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries (i) ceases or fails to be Solvent, (ii) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (iii) voluntarily ceases to conduct its business in the ordinary course; (iv) commences any Insolvency Proceeding with respect to itself; or (v) takes any action to effectuate or authorize any of the foregoing; or

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                  (h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan; (ii) a member of the Controlled Group shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) the occurrence of an ERISA Event; (iv) a Plan that is intended to be qualified under
Section 401(a) of the Code shall be determined by a court or by the Internal Revenue Service in a final assessment to have lost its qualification; (v) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; (vi) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code; (vii) any member of the Controlled Group is assessed a tax under section 4980B of the Code or incurs a liability under
Section 601 et seq of ERISA; and, the occurrence of any such event listed in clauses (i) through (vii), or the occurrence of any combination of events listed in clauses (i) through (vii) results in, or could reasonably be expected to result in, a Material Adverse Effect or result in exposure to Borrower in an amount in excess of $2,500,000; or

                  (i) MONETARY JUDGMENTS. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $2,500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

                  (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) COLLATERAL. Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary of the Borrower party thereto or the Borrower or any Subsidiary of the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens, and in each case such default shall continue unremedied for a period of three (3) days; or

                  (l)      CHANGE IN CONTROL. A Change in Control shall occur;
or

                  (m) MATERIAL ADVERSE EFFECT. There occurs an event having a Material Adverse Effect.

         7.2      REMEDIES.

                  (a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts, Ice Factories, and/or Eligible Equipment used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this

Agreement; (B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsections 7.1(f) and (g) above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the obligation of Agent to issue Letters of Credit and Credit Support shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender and without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Borrower; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified on the signature pages to this Agreement. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives:
(A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, during an Event of Default the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The

Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

         7.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

         7.4 CASH COLLATERAL FOR LETTERS OF CREDIT. If an Event of Default has occurred and is continuing or this Agreement shall be terminated for any reason, then the Agent may and upon request of Lenders holdings at least sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to
Section 7.2 hereof), and Borrower shall thereupon deliver to the Agent, to be held for the benefit of the Agent and the Lenders entitled thereto, an amount of cash equal to the amount of Letters of Credit and Credit Support as additional collateral security for Borrower's Obligations in respect of any outstanding Letters of Credit and Credit Support. The Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of Borrower's Obligations in respect of any Letters of Credit or Credit Support. Pending such application, the Agent may (but shall not be obligated to) invest the same in Cash Equivalents (in the Agent's name, for the benefit of the Agent and the Lenders entitled thereto) as Collateral, at such bank or financial institution as the Agent may, in its reasonable discretion, select.

                           ARTICLE VIII. -- THE AGENT

         8.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 8. Except as set forth in Sections 8.9, 8.10(b) and 8.14(f), the provisions of this ARTICLE 8 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base,
(b) the making of Agent Advances, and (c) the exercise of remedies pursuant to
SECTION 7.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         8.3      LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         8.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders (or, where an action or waiver need only be approved by the Majority Lenders or the Required Lenders, by the Majority Lenders or the Required Lenders, as applicable) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders (or, where an action or waiver need only be approved by the Majority Lenders or the Required Lenders, by the Majority Lenders or the Required Lenders, as applicable) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article VII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         8.6 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent.

         8.7 INDEMNIFICATION. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, UPON DEMAND THEREFOR THE LENDERS SHALL INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND

WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE REPAYMENT OF THE LOANS AND THE TERMINATION OR RESIGNATION OF THE AGENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITIES SHALL EXTEND TO THE AGENT NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF AGENT OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON AGENT. TO THE EXTENT THAT AGENT IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION OR BY AGREEMENT TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT, WITH RESPECT TO AGENT, SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT. IN ADDITION, EACH LENDER SHALL REIMBURSE THE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF THE INTERNAL REVENUE SERVICE OR ANY OTHER GOVERNMENTAL AUTHORITY OF THE UNITED STATES OR OTHER JURISDICTION ASSERTS A CLAIM THAT THE AGENT DID NOT PROPERLY WITHHOLD TAX FROM AMOUNTS PAID TO OR FOR THE ACCOUNT OF ANY LENDER (BECAUSE THE APPROPRIATE FORM WAS NOT DELIVERED, WAS NOT PROPERLY EXECUTED, OR BECAUSE SUCH LENDER FAILED TO NOTIFY THE AGENT OF A CHANGE IN CIRCUMSTANCES WHICH RENDERED THE EXEMPTION FROM, OR REDUCTION OF, WITHHOLDING TAX INEFFECTIVE, OR FOR ANY OTHER REASON) SUCH LENDER SHALL INDEMNIFY THE AGENT FULLY FOR ALL AMOUNTS PAID, DIRECTLY OR INDIRECTLY, BY THE AGENT AS TAX OR OTHERWISE, INCLUDING PENALTIES AND INTEREST, AND INCLUDING ANY TAXES

IMPOSED BY ANY JURISDICTION ON THE AMOUNTS PAYABLE TO THE AGENT UNDER THIS
SECTION 8.7, TOGETHER WITH ALL RELATED COSTS AND EXPENSES (INCLUDING ATTORNEY COSTS). THE OBLIGATION OF THE LENDERS IN THIS SECTION 8.7 SHALL SURVIVE THE PAYMENT OF ALL OBLIGATIONS HEREUNDER.

         8.8 AGENT IN INDIVIDUAL CAPACITY. Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates as though Bank were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Bank in its individual capacity.

         8.9      SUCCESSOR AGENT. The Agent may resign as Agent upon thirty
(30) days' prior notice to the Lenders and to Borrower. If the Agent shall resign as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower (not to be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may thereupon appoint a successor agent from among the Lenders reasonably acceptable to Borrower. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation (or, if later, ten (10) days after the date upon which the Agent designates a successor agent), the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         8.10     COLLATERAL MATTERS.

                  (a) The Agent is authorized (but not required) on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral:

                           (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations then payable under this Agreement and under any other Loan Document;

                           (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;

                           (iii) consisting of an instrument evidencing Indebtedness or of any other debt instrument, if the indebtedness evidenced thereby has been paid in full; or

                           (iv) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 9.1(f); provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each fiscal year without the prior authorization of the Majority Lenders.

Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 8.10(b). The Borrower shall be entitled to rely on any Lien release executed by the Agent.

                  (c) Each Lender agrees with and in favor of each other Lender (which agreement shall not be for the benefit of the Borrower or any of its Subsidiaries) that the Borrower's obligation to such Lender under this Agreement and the other Loan Documents shall be equally and ratably secured by any Real Estate and/or other collateral now or hereafter securing any obligations of the Borrower or any of its Subsidiaries to such Lender, whether or not the same constitutes Collateral hereunder.

                  (d) Upon receipt by the Agent of any authorization required pursuant to SECTION 8.10(B) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (e) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         8.11 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.(a) Notwithstanding anything set forth to the contrary in Section 9.10, each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         8.12 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         8.13 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest


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

on the Revolving Loans, Term Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         8.14     SETTLEMENT.

                  (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (ii)     The Agent shall request settlement
("SETTLEMENT") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Dallas, Texas time) on the date of such requested Settlement (the "SETTLEMENT DATE"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Dallas, Texas time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE II have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                           (iii)    Notwithstanding the foregoing, not more than
one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an


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

Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (iv)     From and after the date, if any, on which
any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to CLAUSE (III) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                           (v)      Between Settlement Dates, the Agent, to the
extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                  (b) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.


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

                  (c) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (d) DEFAULTING LENDERS. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "DEFAULTING LENDER") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (e) RETENTION OF DEFAULTING LENDER'S PAYMENTS. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing


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

(A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                  (f) REMOVAL OF DEFAULTING LENDER. At the Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         8.15     LETTERS OF CREDIT; INTRA-LENDER ISSUES.

                  (a) NOTICE OF LETTER OF CREDIT BALANCE. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b)      Participations in Letters of Credit.

                           (i) PURCHASE OF PARTICIPATIONS. Immediately upon issuance of any Letter of Credit in accordance with SECTION 1.4(D), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii)     SHARING OF REIMBURSEMENT OBLIGATION
         PAYMENTS. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

                           (iii) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any


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

         Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances (except in the case of Agent's gross negligence or willful misconduct):

                           (1)      any lack of validity or enforceability of
this Agreement or any of the other Loan Documents;

                           (2)      the existence of any claim, setoff, defense
or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                           (3)      any draft, certificate or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (4)      the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Loan Documents;

                           (5)      the occurrence of any Default or Event of
Default; or

                           (6)      the failure of the Borrower to satisfy the
applicable conditions precedent set forth in ARTICLE II.

                  (c) RECOVERY OR AVOIDANCE OF PAYMENTS; REFUND OF PAYMENTS IN ERROR. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may


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

assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         8.16 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Term Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Indebtedness, secured PARI PASSU by all of the Collateral.

         8.17 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and


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

any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         8.18 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         8.19 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                          ARTICLE IX. -- MISCELLANEOUS

         9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or, if otherwise expressly provided for herein, the Required Lenders), the Borrower and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the Borrower and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a)) or subject any Lender to any additional obligations;

                  (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document (other than any mandatory prepayment of the Loans pursuant to subsections 1.16(b) and 1.16(c));

                  (c) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

                  (e) amend this Section 9.1 or the definition of Required Lenders or Majority Lenders or any provision providing for consent or other action by all Lenders;

                  (f) discharge any Subsidiary from its Obligations under the Loan Documents, or release more than five percent of the Collateral except as otherwise may be provided in this Agreement or the other Loan Documents;

                  (g) increase any of the percentages set forth in the definition of the Borrowing Base; or

                  (h) increase the Maximum Revolver Amount, the Equipment Term Loan, the Real Estate Term Loan and the Letter of Credit Subfacility.

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders, the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding the foregoing, SCHEDULE 1.2 hereto may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith. If any fees are paid to the Lenders as consideration for an amendment, waiver or consent, at Agent's election, such fees may be paid only to those Lenders that agree to such amendment, waiver or consent within the time specified for submission thereof. The Borrower and its Subsidiaries shall be entitled to rely upon the execution and delivery by Agent of any amendment, waiver, consent, release or other modification of or under this Agreement or any other Loan Document as conclusive evidence that such amendment, waiver, consent, release or other modification has been executed and delivered by all Lenders.

         9.2 NOTICES.(a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed by certified or registered mail, faxed or delivered by personal or overnight delivery, to the address or facsimile number specified for notices on the applicable signature page hereof; or, if directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to each of the other parties hereto given in compliance herewith, or, if directed to any other party hereto, to such other address as shall be designated by such party in a written notice given in compliance herewith to the Borrower and the Agent.

                  (b) All such notices, requests and communications shall be deemed given (i) if delivered in person, when delivered, (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Dallas, Texas Time, otherwise on the next Business Day, (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (iv) if mailed, upon the third Business Day after the date deposited into the U.S. Mail, certified or registered; except that notices pursuant to Article I shall not be deemed given until actually received by the Agent.

                  (c) The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders in Article I hereof to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the


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

Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in good faith in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.4 COSTS AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall:

                  (a) pay or reimburse Bank (in its capacity as Agent) within five (5) Business Days after demand (except as otherwise provided in subsection 2.1(f)) for all reasonable out-of-pocket costs and expenses incurred by Bank (in its capacity as Agent) in connection with the development, preparation, syndication, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by Bank (including in its capacity as Agent) with respect thereto;

                  (b) pay or reimburse each Lender and the Agent within five (5) Business Days after demand for all out-of-pocket costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and/or any Lender (provided that the Lenders shall only be entitled to reimbursement for the Attorney Costs of one outside legal firm, which firm shall be selected by the Majority Lenders); and

                  (c) pay or reimburse Agent within five (5) Business Days after demand for all out-of-pocket appraisal, field examination, audit (such charge is currently $650 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit), environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Agent in connection with the matters referred to under subsections (a) and (b) of this
Section 9.4.

         9.5      INDEMNITY.


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         (A)      IN ADDITION TO THE PAYMENT OF COSTS AND EXPENSES PURSUANT TO
SECTION 9.4 (AND WITHOUT OBLIGATING THE BORROWER TO REIMBURSE THE AGENT AND THE LENDERS FOR COSTS AND EXPENSES WHICH ARE THE SUBJECT OF SECTION 9.4), WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, THE BORROWER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH LENDER, THE AGENT AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES OR DISBURSEMENTS (INCLUDING ATTORNEY COSTS):

                           (i) OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO THIS AGREEMENT OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO; AND

                           (ii) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST SUCH INDEMNIFIED PERSON IN CONNECTION WITH OR ARISING OUT OF ANY PENDING OR THREATENED INVESTIGATION, LITIGATION OR PROCEEDING, OR ANY ACTION TAKEN BY ANY PERSON, WITH RESPECT TO ANY ENVIRONMENTAL CLAIM ARISING OUT OF OR RELATED TO ANY PROPERTY OF BORROWER OR ANY OF ITS SUBSIDIARIES;

(ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT ARISING FROM LEGAL PROCEEDINGS COMMENCED AGAINST SUCH INDEMNIFIED PERSON BY ANY SHAREHOLDER OF SUCH INDEMNIFIED PERSON.

         (B) IN NO EVENT SHALL ANY SITE VISIT, OBSERVATION, OR TESTING BY THE AGENT OR ANY LENDER (OR ANY CONTRACTEE OF THE AGENT OR ANY LENDER) BE DEEMED A REPRESENTATION OR WARRANTY THAT HAZARDOUS MATERIALS ARE OR ARE NOT PRESENT IN, ON, OR UNDER, THE SITE, OR THAT THERE HAS BEEN OR SHALL BE COMPLIANCE WITH ANY ENVIRONMENTAL LAW. NEITHER THE BORROWER NOR ANY OTHER PERSON IS ENTITLED TO RELY ON ANY SITE VISIT, OBSERVATION, OR TESTING BY THE AGENT OR ANY LENDER. NEITHER THE AGENT NOR ANY LENDER OWES ANY DUTY OF CARE TO PROTECT THE BORROWER OR ANY OTHER PERSON AGAINST, OR TO INFORM THE BORROWER OR ANY OTHER PARTY OF, ANY HAZARDOUS MATERIALS OR ANY OTHER ADVERSE CONDITION AFFECTING ANY SITE OR PROPERTY.


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

         (C) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PERSONS NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PERSONS OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PERSONS. TO THE EXTENT THAT AN INDEMNIFIED PERSON IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION OR BY AGREEMENT TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT, WITH RESPECT TO SUCH INDEMNIFIED PERSON, SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

         (D) THE OBLIGATIONS IN THIS SECTION 9.5 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS. AT THE ELECTION OF ANY INDEMNIFIED PERSON, THE BORROWER SHALL DEFEND SUCH INDEMNIFIED PERSON USING LEGAL COUNSEL SATISFACTORY TO SUCH INDEMNIFIED PERSON IN SUCH PERSON'S SOLE DISCRETION, AT THE SOLE COST AND EXPENSE OF THE BORROWER. ALL AMOUNTS OWING UNDER THIS SECTION 9.5 SHALL BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND.

         9.6 MARSHALING; PAYMENTS SET ASIDE. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then:

                  (a) to the extent of such recovery the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred; and

                  (b) each Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

         9.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that any assignment by any Lender shall be subject to the provisions of Section 9.8 hereof, and


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

PROVIDED FURTHER that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         9.8      ASSIGNMENTS, PARTICIPATIONS, ETC.

                  (a) Any Lender may, with the written consent of Borrower, which consent shall not be unreasonably withheld, and Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of (i) the Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender and (ii) Borrower is required upon the the occurrence of an Event of Default under Sections 7.1(f) or 7.1(g)) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (unless Agent otherwise consents to a lesser amount) or, if less, the entire Commitment of such Lender (provided that, unless all of such assigning Lender's Loans, Commitments and other rights and obligations are assigned, the assigning Lender shall retain a Commitment in a minimum amount of $5,000,000); PROVIDED, HOWEVER, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until:

                           (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee;

                           (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in form and substance reasonably satisfactory to the Agent, such Lender and its Assignee (an "ASSIGNMENT AND ACCEPTANCE"); and

                           (iii) the assignor Lender or the Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Lender that the Agent has received and provided its consent with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee:

                           (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents; and

                           (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Immediately upon the making of the processing fee payment to the Agent in respect of the Assignment and Acceptance, this Agreement shall be deemed to be amended to


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

the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender to the same extent.

                  (d) Any Lender may at any time sell to one or more commercial banks or other Persons (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that:

                           (i) the Originating Lender shall provide written notice of such assignment to the Borrower and the Agent;

                           (ii) the Originating Lender's obligations under this Agreement shall remain unchanged;

                           (iii) the Originating Lender shall remain solely responsible for the performance of such obligations;

                           (iv) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents;

                           (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the FIRST PROVISO to Section 9.1; and

                           (vi) the participation shall be in a minimum amount of $5,000,000 or, if less, the entire Commitment of such Originating Lender.

In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans held by it to any Federal Reserve Lender or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Lender, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

         9.9 CONFIDENTIALITY. Each of the Agent and the Lenders shall maintain in confidence in accordance with its customary procedures for handling confidential information, all written


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information that Borrower or any of its Subsidiaries, or any of their authorized representatives, furnishes to the Agent or any Lender on a confidential basis clearly marked as such or that the Agent or such Lender generally knows is confidential ("CONFIDENTIAL INFORMATION"), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than Borrower or any of its Subsidiaries, or any of their authorized representatives, and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that the Agent and each Lender shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to:

                  (a) its directors, officers, trustees, partners, employees, agents, attorneys and professional consultants;

                  (b)      any other Lender and any successor Agent;

                  (c) any Person to which such Lender offers to sell any Loan or any part thereof or interest or participation therein (PROVIDED such Person agrees to keep such information confidential on the terms set forth in this Section 9.9);

                  (d) any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over the Agent or such Lender; and

                  (e) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process or informal investigative demand, (iii) in connection with any litigation to which the Agent or such Lender is a party, or (iv) in connection with the enforcement of the rights and remedies of the Agent or the Lenders under this Agreement and the other Loan Documents at any time when an Event of Default shall have occurred and be continuing; PROVIDED, that with respect to clauses (i), (ii) and
(iii), the Agent or such Lenders shall use commercially reasonable efforts to provide notice to the Borrower before releasing Confidential Information thereunder unless advised by counsel that such notification is prohibited by law or could reasonably be expected to result in criminal or civil liability to the Agent or such Lenders.

         9.10 SET-OFF. In addition to any rights and remedies now or hereafter granted under applicable law, and not by way of limitation of any such rights or remedies, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time and from time to time, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived by the Borrower) to set off and to appropriate and to apply any and all

                  (a) balances held by such Lender at any of its offices for the account of the Borrower or any of its Subsidiaries (regardless of whether such balances are then due to the Borrower or any of its Subsidiaries); and


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

                  (b) other Property at any time held or owing by such Lender to or for the credit or for the account of the Borrower or any of its Subsidiaries;

against and on account of any and all Obligations which are not paid when due; except that no Lender shall exercise such right without the prior written consent of the Agent. The Borrower agrees, to the fullest extent permitted by law, that (i) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations to other Lenders, and (ii) any Lender so purchasing a participation in the Obligations held by other Lenders may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. The Borrower hereby grants to each Lender a security interest in all such deposits and other Property, whether now existing or hereafter arising, held by each Lender for the purposes set forth herein.

         9.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         9.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Agent.

         9.13     SEVERABILITY. The illegality or unenforceability of any

provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.14 CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         9.15 INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         9.16 INTERPRETATION. This Agreement is the result of negotiations among and has been reviewed by counsel to the Agent, the Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in the preparation of such documents and agreements.


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

         9.17 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender nor (except as provided under Section 9.5) the Borrower shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         9.18     GOVERNING LAW AND JURISDICTION.

         (A) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (B) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         (C) BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 9.2 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.


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

         9.19 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         9.20 ENTIRE AGREEMENT; RELEASE. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof, except for the fee letter referenced in subsection 1.10, and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders. Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall be liable to Borrower or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

         9.21 RESTATEMENT OF ORIGINAL CREDIT AGREEMENT. This Agreement shall amend and restate the Original Credit Agreement in its entirety from and after the Closing Date with respect to the Obligations (as defined under the Original Credit Agreement). The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Original Credit Agreement and the other Loan Documents as in effect on the Closing Date prior to the effectiveness of this Agreement (collectively the "EXISTING OBLIGATIONS"), (ii) such Existing Obligations are in all respects continuing and outstanding (including without limitation all accrued interest on the Obligations (as defined under the Original Credit Agreement) to the Closing Date and all accrued fees under the Original Credit Agreement to the Closing Date, which accrued interest and fees shall be payable in accordance with the terms of this Agreement) with only the terms being modified from and after the Closing Date as provided in this Agreement and the other Loan Documents, (iii) the liens and security interests in favor of the Agent for the benefit of the Lenders securing payment of such

Obligations (as defined under the Original Credit Agreement) are in all respects continuing and in full force and effect with respect to all Obligations hereunder and (iv) all references in the other Loan Documents to the Original Credit Agreement shall be deemed to refer without further amendment to this Agreement.

         9.22 TERM AND TERMINATION. The term of this Agreement shall end on the Termination Date. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

              ARTICLE X. -- TAXES, YIELD PROTECTION AND ILLEGALITY

         10.1     TAXES.

                  (a) Subject to subsection 10.1(g), any and all payments by the Borrower to each Lender or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's overall income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES").

                  (c) Subject to subsection 10.1(g), the Borrower shall indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Lender or the Agent makes written demand therefor.

                  (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to subsection 10.1(g):

                           (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                           (ii)     the Borrower shall make such deductions; and

                           (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

                  (f) Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Agent two copies of each U.S. Internal Revenue Service Form 1001 or Form 4224 (or applicable successor form), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

                  (g) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 10.1(d) to any Lender for the account of any Lending Office of such
Lender:

                           (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under subsection 10.1(f) in respect of such Lending Office;

                           (ii) if such Lender shall have delivered to the Borrower a Form 1001 and/or Form 4224 in respect of such Lending Office pursuant to subsection 10.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and/or Form 4224; or

                           (iii) if such Lender shall have delivered to the Borrower a Form W-8 in respect of such Lending Office pursuant to Subsection 10.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in the United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8.

                  (h) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection 10.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         10.2     ILLEGALITY.

                  (a) If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

                  (b) Subject to clause (c) below, if a Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such LIBOR
Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR

Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

                  (c) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

         10.3     INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made, in the case of clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, within 30 days of demand therefor by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b)      If any Lender shall have determined that:

                           (i) the introduction of any Capital Adequacy Regulation;

                           (ii)     any change in any Capital Adequacy
         Regulation;

                           (iii)    any change in the interpretation or
         administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

                           (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within 30 days of demand of such Lender (with a copy to the Agent), the Borrower shall upon demand pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         10.4 FUNDING LOSSES. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice of such prepayment;

                  (d) the prepayment (including pursuant to Sections 1.13 and 1.16) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

                  (e) the conversion pursuant to Section 1.8 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding any such loss or expense sustained by any Lender to the extent arising from the gross negligence or willful misconduct of such Lender. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded. Agent shall determine in its reasonable discretion the amount of losses which Lenders have sustained and for which Borrower is entitled to reimbursement pursuant to this Section 10.4.

         10.5 INABILITY TO DETERMINE RATES. If the Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR Rate applicable pursuant to subsection 1.7(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

         10.6 RESERVES ON LIBOR RATE LOANS. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive absent demonstrative error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant LIBOR Rate Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

         10.7 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder (which certificate shall be delivered by such Lender within 90 days after the date such Lender first has knowledge of the event giving rise to such Lender's right to such reimbursement or compensation and in any event within 360 days after the date of such event) and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         10.8 SURVIVAL. The agreements and obligations of the Borrower in this Article X shall survive the payment of all other Obligations.

         10.9 REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within forty-five (45) days after receipt by the Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional costs as provided in subsections 10.1, 10.3 and 10.6, the Borrower may, at its option, notify the Agent and such Affected Lender of the Borrower's intention to obtain, at the Borrower's expense, a replacement Lender ("REPLACEMENT Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, PROVIDED that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

                           ARTICLE XI. -- DEFINITIONS

         11.1 DEFINED TERMS. The following terms are defined in the Sections or subsections referenced opposite such terms:

                  "Affected Lender"                                   10.9
                  "Agent"                                             Preamble
                  "Agent Advances"                                    1.2(i)

                  "Agreement"                                         Preamble
                  "Approvals"                                         3.3
                  "Assignee"                                          9.8(a)
                  "Assignment and Acceptance"                         9.8(a)(ii)
                  "Bank Accounts"                                     3.25
                  "Borrower"                                          Preamble
                  "Capital Expenditure Limitation"                    6.1
                  "Confidential Information"                          9.9
                  "Closing Fee"                                       1.10
                  "Credit Support"                                    1.4
                  "Defaulting Lender"                                 8.14(d)
                  "Designated Account"                                1.3(c)
                  "Environmental Permits"                             3.12(b)
                  "Equipment Term Loan"                               1.3(a)
                  "Event of Default"                                  7.1
                  "Existing Obligations"                              9.21
                  "Ice Factories"                                     4.2(h)
                  "Indemnified Person"                                9.5(A)
                  "Indemnified Liabilities"                           9.5(A)
                  "Initial Projections"                               3.11(b)
                  "Investments"                                       5.4
                  "Lender"                                            Preamble
                  "Letter of Credit"                                  1.4
                  "Letter of Credit Fee"                              1.12
                  "Maximum Rate"                                      1.9
                  "Non-Ratable Loan(s)"                               1.2(h)
                  "Non-U.S. Lender"                                   10.1(f)
                  "Notice of Borrowing"                               1.2(b)
                  "Notice of Continuation/Conversion"                 1.8(b)
                  "Old Agent"                                         Recitals
                  "Old Lenders"                                       Recitals
                  "Original Credit Agreement"                         Recitals
                  "Originating Lender"                                9.8(d)
                  "Other Taxes"                                       10.1(b)
                  "Participant"                                       9.8(d)
                  "Permitted Liens"                                   5.1
                  "Replacement Lender"                                10.9
                  "Restricted Payments"                               5.11
                  "Real Estate Term Loan"                             1.3(a)
                  "Real Estate Term Note"                             1.3(c)(i)
                  "Report(s)"                                         8.17(a)
                  "Revolving Loan(s)"                                 1.2(a)
                  "Settlement"                                        8.14(a)
                  "Settlement Date"                                   8.14(a)
                  "SFHA"                                              4.6(a)


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

                  "Supporting Letter of Credit"                       1.4(g)
                  "Taxes"                                             10.1(a)
                  "Term Loan(s)"                                      1.3(a)
                  "Term Note"                                         1.3(c)
                  "Total Facility"                                    1.1
                  "Unused Line Fee"                                   1.11


In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

         "ACCOUNTS" means all of the Borrower's and its Subsidiaries now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all receivables.

         "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by any Wholly-Owned Subsidiary of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the Borrower or any Wholly-Owned Subsidiary of all of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Wholly-Owned Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Wholly-Owned Subsidiary is the surviving entity.

         "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Borrower, the net income of the Borrower and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, excluding any and all of the following included in such net income:
(a) gain or loss arising from the sale of any capital assets in excess of $100,000 per fiscal year in the aggregate; (b) gain or loss arising from any adjustment in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Borrower and its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of such Acquisition; (d) earnings of any Person in which the Borrower or a Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower or a Subsidiary in the form of cash distributions; (e) gain or loss arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of indebtedness; and (f) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENT" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

         "AGENT-RELATED PERSONS" means the Bank and any successor agent arising under Section 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "ANNIVERSARY DATE" means the annually recurring month and day following the Closing Date.

         "APPLICABLE MARGIN" means with respect to LIBOR Rate Loans and Base Rate Loans, respectively, the applicable LIBOR Rate margin or Base Rate margin in effect from time to time determined based upon the Funded Debt to EBITDA Ratio pursuant to the appropriate column under the table below:

(a)      with respect to Revolver Loans and the Equipment Term Loan,


Funded Debt to

EBITDA Ratio                                       Base Rate Margin                       Libor Rate Margin
------------                                       ----------------                       -----------------
----------------------------------------------------------------------------------------------------------------------

6.0 to 1.0 or greater                                    1.00%                                  3.25%
----------------------------------------------------------------------------------------------------------------------

5.5 to 1.0 or  greater,  but less  than                  0.75%                                  3.00%
6.0 to 1.0
----------------------------------------------------------------------------------------------------------------------

4.0 to 1.0 or greater, but less than                     0.50%                                  2.75%
5.5 to 1.0
----------------------------------------------------------------------------------------------------------------------

less than 4.0 to 1.0                                     0.00%                                  2.25%

(b)      with respect to the Real Estate Term Loan,

Funded Debt to
EBITDA Ratio                                       Base Rate Margin                       Libor Rate Margin
------------                                       ----------------                       -----------------

----------------------------------------------------------------------------------------------------------------------
6.0 to 1.0 or greater                                    1.25%                                  3.50%
----------------------------------------------------------------------------------------------------------------------

5.5 to 1.0 or  greater,  but less  than                  1.00%                                  3.25%
6.0 to 1.0
----------------------------------------------------------------------------------------------------------------------

4.0 to 1.0 or greater, but less than                     0.75%                                  3.00%
5.5 to 1.0
----------------------------------------------------------------------------------------------------------------------

less than 4.0 to 1.0                                     0.25%                                  2.50%

All adjustments in the Applicable Margins after December 31, 2000 shall be implemented quarterly on a prospective basis, commencing on the third Business Day following the date of delivery to the Agent of quarterly unaudited or annual audited (as applicable) financial statements evidencing the need for an adjustment. Concurrently with the delivery of those financial statements, the Borrower shall deliver to the Agent a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such financial statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those financial statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "AVAILABILITY" means, at any time (i) the lesser of (a) the Maximum Revolver Amount or (b) the Borrowing Base plus the Seasonal Overadvance Amount, MINUS (ii) the Aggregate Revolver Outstandings.

         "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

         "BANK PRODUCT RESERVES" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, ET SEQ.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

         "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

         "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "BASE RATE TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

         "BLOCKED ACCOUNT AGREEMENT" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "BORROWING" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "BORROWING BASE" means, at any time, an amount equal to (a) the lesser of (i) the Maximum Revolver Amount or (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; PLUS (B) the lesser of (x) eighty percent (80%) of the appraised orderly liquidation value, or (y) sixty percent (60%) of the net book value, of Ice Factories owned by the Borrower or any Subsidiary and located within the United States of America; MINUS (b) Reserves from time to time established by the Agent in its reasonable credit judgment.

         "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of the Borrower, substantially in the form of EXHIBIT B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall


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

have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York, New York are authorized or required by law to close AND, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

         "CAPITAL EXPENDITURES" means all capital expenditures determined in accordance with GAAP, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "CAPITAL LEASE" means any lease of property by the Borrower or a Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Borrower or such Subsidiary.

         "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Borrower or any of its Subsidiaries under any Capital Leases.

         "CASH EQUIVALENTS" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, demand deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months.

         "CHANGE OF CONTROL" means any of the following: (a) any Person or group of persons (within the meaning the Exchange Act) (other than the Permitted Holders) shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the issued and outstanding shares of capital stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least two-thirds of the directors then


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

still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) the Borrower (or any Wholly-Owned Subsidiary of the Borrower) shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of its Subsidiaries; or (d) the occurrence of any event constituting a "Change of Control", as defined in the Indenture, shall occur.

         "CLEARING BANK" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of any Lender or the Agent for the benefit of the Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent.

         "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Mortgages, the Guaranty, the Pledge Agreement and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements, and all amendments, reaffirmations, restatements, modifications or supplements thereof or thereto, by or between any one or more of the Borrower or its Subsidiaries and any Lender or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower or its Subsidiaries as debtor in favor of any Lender or the Agent for the benefit of the Lenders, as secured party.

         "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on
SCHEDULE 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 9.8, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 9.8, and "COMMITMENTS" means, collectively, the aggregate amount of the Commitments of all of the Lenders.

         "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of such Lender's Term Loan Commitment or Revolving Loan Commitment divided by the aggregate Term Loan Commitments of all Lenders or aggregate Revolving Loan Commitments of all Lenders, as applicable.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or
(v) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

         "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "CONTROLLED GROUP" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "CONVERSION DATE" means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points (2%) per annum.

         "DISPOSITION" means (a) the sale, lease, conveyance or other disposition of Property of the Borrower or any Subsidiary, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c) and 5.2(d) and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower and held by such transferor Person.

         "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States of America.

         "EBITDA" means, with respect to any fiscal period of the Borrower, Adjusted Net Earnings from Operations, PLUS, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

         "ELIGIBLE ACCOUNTS" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

         (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due, whichever is less;

         (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement or this Agreement are incorrect or have been breached;

         (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower or a Subsidiary has extended the time for payment without the consent of the Agent (other than extensions in the Ordinary Course of Business); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

         (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (f) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under CLAUSE (A) above;

         (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

         (h) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

         (i) except as provided in CLAUSE (K) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (j) owed by an Account Debtor to which the Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 ET SEQ.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

         (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

         (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (n) which is evidenced by a promissory note or other instrument or by chattel paper;

         (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or the appropriate Subsidiary to seek judicial enforcement in such State of payment of such Account, unless the Borrower or the appropriate Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

         (q) which arises out of a sale not made in the ordinary course of the Borrower's or a Subsidiary's business;

         (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or a Subsidiary, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

         (s) owed by an Account Debtor which is obligated to the Borrower and its Subsidiaries respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Borrower and its Subsidiaries at such time by all of the Borrower's and its Subsidiaries' Account Debtors, but only to the extent of such excess;

         (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "ELIGIBLE ASSIGNEE" means any of: (a) a commercial bank organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country; or (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "ENVIRONMENTAL COMPLIANCE RESERVE" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders as required under this Agreement.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "EQUIPMENT" means all of the Borrower's and its Subsidiaries' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, Ice Factories and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower or its Subsidiaries, and all of the Borrower's and its Subsidiaries' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a)


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

of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any member of the Controlled Group may be directly or indirectly liable.

         "EVENT OF LOSS" means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

         "EXCHANGEABLE PREFERRED STOCK" means the 10% Exchangeable Preferred Stock.

         "10% EXCHANGEABLE PREFERRED STOCK" means the Borrower's 10% Exchangeable Preferred Stock, par value $.01 per share.

          "EXISTING ACQUISITION LOANS" shall mean the acquisition loan in the principal amount of $49,958,333.33 outstanding on the Closing Date under the Original Credit Agreement.

         "EXISTING LETTERS OF CREDIT" means the outstanding Lender Letters of Credit and Letter of Credit Participation Agreements (each as defined in the Original Credit Agreement) under the Original Credit Agreement.

         "EXISTING REVOLVING LOAN" shall mean the revolving loan in the principal amount of $9,483,333.33 outstanding on the Closing Date under the Original Credit Agreement.

         "FAMILY MEMBER" means, when used with reference to any natural Person, such Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoptions or consanguinity), and shall mean a trust, the primary beneficiary of which is the Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.


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

         "FIXED ASSETS" means the Equipment and Real Estate of the Borrower and its Subsidiaries.

         "FIXED CHARGE COVERAGE RATIO" means, at any time, without duplication, determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for the most recent twelve month period for which financial statements are available at the time of determination thereof MINUS the sum of (i) the cash amount of income or franchise taxes paid during such period, (ii) the cash amount of Net Capital Expenditures during such period, and (iii) the cash amount of Restricted Payments paid pursuant to Sections 5.11(b) and 5.11(c) to (b) the sum of (i) the aggregate amount of all scheduled principal payments made with respect to Funded Debt during such period (other than the $4,541,666.67 payment made on the Existing Acquisition Loans on or about September 30, 2000), excluding repayments on the Revolving Loans and
(ii) the cash amount of interest expense paid during such period.

         "FUNDED DEBT" means, without duplication, all Indebtedness of the Borrower and its Subsidiaries for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including obligations under Capital Leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including the Loans.

         "FUNDED DEBT TO EBITDA RATIO" means the ratio of Funded Debt to the sum of (a) EBITDA for the most recent twelve month period for which financial statements are available at the date of determiantion PLUS (b) with respect to any Acquisitions within the most recent twelve (12) month period for which financial statements are available at the time of determination thereof, EBITDA of such acquired Person or EBITDA attributable to such acquired assets, as appropriate, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated by the Borrower and approved by the Agent.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


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

         "GUARANTY" means that certain Guaranty, dated as of even date herewith, in form and substance reasonably acceptable to the Agent and the Borrower, made by each Subsidiary of the Borrower in favor of the Agent, for the benefit of Agent and Lenders.

         "HAZARDOUS MATERIALS" means any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

         "HEDGE AGREEMENT" means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "INDEBTEDNESS" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business); (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Contingent Obligations described in clause (i) of the definition thereof in respect of Indebtedness of others of the kinds referred to in clauses (a) through (g) above.

         "INDENTURE" means that certain Amended and Restated Indenture dated as of April 30, 1998, among the Borrower, as Issuer, the Subsidiary Guarantors parties thereto and U.S. Trust Company of Texas, N.A., as Trustee, relating to the Senior Notes, as such Indenture may be amended, restated or supplemented from time to time to the extent not prohibited hereunder.

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

         "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the continuation date or Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT D, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT E, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Termination Date.

         "INTEREST RATE" means each or any of the interest rates, including the Default Rate.

         "INVENTORY" means all of the inventory (as such term is defined in the UCC) of Borrower or any of its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of Borrower's or its Subsidiaries' custody or possession, including inventory on the premises of others and items in transit, but excludes Equipment.

         "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; PROVIDED that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "LENDING OFFICE" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" opposite its name on the applicable signature page hereto, or such other office or offices of the Lender as it may from time to time notify the Borrower and the Agent.

         "LETTER OF CREDIT ISSUER" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "LETTER OF CREDIT SUBFACILITY" means $10,000,000.


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

         "LIBOR RATE INTEREST PAYMENT DATE" means, with respect to a LIBOR Rate Loan, (a) the Termination Date and (b) with respect to any LIBOR Rate Loan (i) having an Interest Period of one, two or three months, the last day of each Interest Period applicable to such Loan or (ii) having an Interest Period of six months, the last day of each three month interval.

         "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum (expressed as a decimal, rounded upward to the next 1/100th of 1%) determined pursuant to the following formula:

                  LIBOR Rate  =            OFFSHORE BASE RATE
                                ----------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR RATE LOANS" means, collectively, the LIBOR Rate Revolving Loans and the LIBOR Rate Term Loans.

         "LIBOR RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIBOR RATE TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

         "LOAN" or "LOANS" means, collectively, all loans and advances provided for in ARTICLE 1.

         "LOAN ACCOUNT" means the loan account of the Borrower, which account shall be maintained by the Agent.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Hedge Agreements, the Collateral Documents and all documents delivered to the Agent in connection therewith.

         "MAJORITY LENDERS" means at any time (a) Lenders then holding at least fifty-one percent (51%) of the Total Facility then in effect or (b) if the Commitments have been terminated, Lenders then having at least fifty-one percent (51%) of the aggregate principal amount of the Loans then outstanding.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "MASTER PAYMENT ACCOUNT" means account number 375-1621243 maintained at Bank for which (i) the Borrower and its Subsidiaries directly deposits proceeds and (ii) funds are swept from Payments Accounts on a daily basis.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of (i) the ability of the Borrower to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (ii) the ability of any Subsidiary to pay any of its obligations and liabilities to the Agent or any Lender under the Loan Documents or (iii) the ability of the Borrower to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of this Agreement, any Note or any Collateral Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Agent for the benefit of the Lenders under any of the Collateral Documents.

         "MAXIMUM REVOLVER AMOUNT" means $38,000,000.

         "MORTGAGE" means any deed of trust, mortgage or other document creating a Lien on Real Estate or any interest in Real Estate.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which Borrower or any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "NET CAPITAL EXPENDITURES" means for any fiscal period, the aggregate Capital Expenditures made LESS the sum of (i) Capital Expenditures funded by Capital Leases or purchase money financing (excluding Revolving Loans), (ii) Capital Expenditures to the extent funded with Net Proceeds of a Disposition (provided, however, that with respect to a Disposition that constitutes the disposition of substantially all of the assets or capital stock of a Subsidiary, subsection (ii) of this definition shall be limited to Capital Expenditures to the extent funded with Net Proceeds solely with respect to the net book value of fixed assets from such Disposition) or an Event of Loss and (iii) Capital Expenditures for Ice Factories that are funded by the Revolving Loans.

         "NET PROCEEDS" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, net of: (a) the direct costs relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (b) sale, use or other transaction taxes paid or payable as a result thereof, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) appropriate amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Disposition and retained by the Borrower or any Subsidiary, as the case may be, after such Disposition. "NET PROCEEDS" shall also include proceeds paid on account of any Event of Loss net of (i) all money actually applied to repair, reconstruct or replace the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses incurred in connection with the collection of such proceeds, award or other payments, and
(iii) any amounts retained by or paid or payable to parties having superior rights to such proceeds, awards or other payments.

         "NON-RATABLE LOAN" and "NON-RATABLE LOANS" have the meanings specified in SECTION 1.2(H).

         "NOTE" means any note evidencing the Revolving Loan and any Term Note and "Notes" means all such Notes.

         "OBLIGATIONS" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, the Agent, or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

         "OFFSHORE BASE RATE" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum reasonably determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice or a reasonable extension thereof and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

         "ORGANIZATION DOCUMENTS" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificate of formation.

         "PAYMENT ACCOUNT" means each bank account established hereunder or pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

         "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "PERMITTED HOLDERS" means the following Persons: Ares Leveraged Investment Fund, L.P., Culligan Water Technologies, Inc., Erica Jesselson, SV Capital Partners, L.P., Norwest Equity Partners V, The Food Fund II Limited Partnership, A.J. Lewis III, Steven P. Rosenberg, and James F. Stuart, and any of their respective Affiliates and Family Members, each of the foregoing individually being a "Permitted Holder."

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions.

         "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Agent and the Borrower, made by the Borrower in favor of the Agent, for the benefit of the Lenders.

         "PLEDGED COLLATERAL" has the meaning specified in the Pledge Agreement.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

         "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         "RATE CONTRACTS" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         "REAL ESTATE" means all of the Borrower's or a Subsidiary's now or hereafter owned or leased estates in real estate, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's or a Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "RESERVES" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Equipment, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following Reserves shall be deemed to be a reasonable exercise of Agent's credit judgment:
(a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Environmental Compliance Reserves, (e) customs charges, (f) dilution, and (g) warehousemen's or bailees' charges.

         "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

         "REQUIRED LENDERS" means, at any time (a) Lenders then holding at least sixty-six and two-thirds percent (66-2/3%) of the Total Facility or (b) if the Commitments have been terminated, Lenders then having at least sixty six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Loans then outstanding.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

         "SEASONAL OVERADVANCE AMOUNT" means (a) during January 28 through May 31 of calendar year 2001, $15,000,000, (b) during January 28 through May 31 of calendar year 2002, $12,000,000, (c) during January 28 through May 31 of calendar year 2003, $6,000,000 and (d) at all other times, $0.

         "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of even date herewith, in form and substance reasonably satisfactory to the Agent and the Borrower, made by the Borrower and each Subsidiary of the Borrower in favor of the Agent for the benefit of the Lenders.

         "SENIOR NOTES" means the Series B 9 3/4% Senior Notes due February 1, 2005 in the aggregate principal amount of $270,000,000 issued pursuant to the Indenture.

         "SENIOR NOTES DOCUMENTS" means the Indenture and the Senior Notes.

         "SOLVENT" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "SUBORDINATED INDEBTEDNESS" means all Indebtedness of the Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations in a manner satisfactory to the Agent.

         "SUBSIDIARY" of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "TARGET" means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

         "TERMINATION DATE" earliest to occur of (i) November 28, 2004 and (ii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "TOTAL FACILITY" has the meaning specified in SECTION 1.1.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas.

         "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $10,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit PLUS, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries of the Borrower, or both.

         "WITHDRAWAL LIABILITIES" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

         11.2     OTHER INTERPRETIVE PROVISIONS.

                  (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                  (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c) CERTAIN COMMON TERMS. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

                  (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                  (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         11.3     ACCOUNTING PRINCIPLES.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year", "fiscal quarter" and "fiscal month" refer to such fiscal periods of the Borrower.

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                                      113

         11.4 CALIFORNIA WAIVER. TO THE EXTENT, IF ANY, THAT THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS REQUIRE(S) BORROWER TO PAY ANY CHARGE, FEE OR PENALTY FOR ANY PREPAYMENT RESULTING FROM AN ACCELERATION OF THE MATURITY DATE OF PRINCIPAL AND ACCRUED INTEREST UNDER THIS LOAN (A) BORROWER HEREBY EXPRESSLY AGREES TO SUCH PAYMENT AND WAIVES THE PROTECTIONS OF SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE WITH RESPECT THERETO AND (2) BORROWER, BY ITS EXECUTION HEREOF, AND EACH LENDER, BY ITS EXECUTION HEREOF AND/OR BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT INDIVIDUAL WEIGHT HAS BEEN GIVEN TO THE CONSIDERATION IN THIS TRANSACTION FOR THE ABOVE WAIVER AND AGREEMENT AND THAT LENDERS HAVE MADE THE LOAN IN RELIANCE UPON SUCH AGREEMENTS AND WAIVER AND WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER.

-----------------------
BORROWER'S INITIALS



       [Balance of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                 PACKAGED ICE, INC.

                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------
                                 Borrower's FEIN:
                                                  ------------------------------
                                 Address for notices:
                                 8572 Katy Freeway
                                 Suite 101
                                 Houston, Texas  77024
                                 Attn:
                                 Facsimile: 713-464-4681
                                 Address for Wire Transfers:

                                 ----------------------------------------------

                                 ----------------------------------------------

                                 ----------------------------------------------

                                 BANK OF AMERICA, N.A., as Agent and as a Lender

                                 By:
                                     -------------------------------------------
                                 Title:  Senior Vice President



                                 Address for notices:

                                 901 Main Street

                                 6th Floor
                                 Dallas, Texas 75202-3714

                                 Address for payments:

                                 ----------------------------------------------

                                 ----------------------------------------------

                                 ----------------------------------------------

                                ANTARES CAPITAL CORPORATION,
                                as co-agent and as a Lender


                                By:
                                    --------------------------------------------
                                Title:  Director

                                Address for notices:

                                311 South Wacker Drive
                                Suite 6400
                                Chicago, IL 60606
                                Attn:  David Swanson
                                Facsimile: (312) 697-3998
                                Telephone: (312) 697-3955

                                GMAC BUSINESS CREDIT, LLC, as a Lender

                                By:
                                    --------------------------------------------
                                Title:
                                        ----------------------------------------



                                Address for notices:

                                ----------------------------------------------

                                ----------------------------------------------

                                ----------------------------------------------

                                LASALLE BUSINESS CREDIT, INC., as a Lender

                                By:
                                    --------------------------------------------
                                Title:
                                        ----------------------------------------



                                Address for notices:

                                ----------------------------------------------

                                ----------------------------------------------

                                ----------------------------------------------

                                HARRIS TRUST AND SAVINGS BANK, as a Lender
                                By:
                                    --------------------------------------------
                                Title:
                                        ----------------------------------------


                                Address for notices:

                                ----------------------------------------------

                                ----------------------------------------------

                                ----------------------------------------------